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Exhibit 4.2

EXECUTION COPY

FIMEP SA

as Issuer

and

THE BANK OF NEW YORK

as Trustee

INDENTURE

Dated as of February 12, 2003

$350,000,000

10 1/2% Senior Notes Due 2013

and

€277,500,000

11% Senior Notes Due 2013

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	10.03
(b)(2)	7.07
(c)	7.06;12.02
(d)	7.06
314(a)	4.03;11.02
(b)	10.02
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	10.03, 10.04, 10.05
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05,12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

i

ii

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF ASSIGNMENT AGREEMENT
Exhibit G	FORM OF SHARING AGREEMENT

iii

        INDENTURE dated as of February 12, 2003 between FIMEP, a société anonyme organized and existing under the laws of France (the "Issuer"), and The Bank of New York, London Branch, as trustee (the "Trustee").

        The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 10 1/2% Senior Notes due 2013 having a aggregate principal amount at maturity of $350,000,000 and the 11% Senior Notes due 2013 having a aggregate principal amount at maturity of €277,500,000 (the "Initial Notes") and the Holders of any Additional Notes (as defined below).

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

        "144A Global Note" means the Dollar 144A Global Note and the Euro 144A Global Note.

        "Acquired Indebtedness" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged, consolidated, amalgamated or otherwise combined with or into, or becomes a Restricted Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the acquisition by FIMAF of the Share Capital of Legrand S.A. pursuant to the Acquisition Agreement.

        "Acquisition Agreement" means the share purchase agreement, dated July 26, 2002, by and between Schneider Electric SA and Lumina Parent, as amended from time to time in any manner which is not materially prejudicial to the Trustee or the Holders.

        "Additional Agent" means any trustee, security trustee or other agent appointed to act for, on behalf of the holders of or for the benefit of any Permitted Secured Public Indebtedness.

        "Additional Interest" has the meaning assigned to it in the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Shares of a person shall be deemed control.

        "Agent" means any Registrar, co-registrar, Paying Agent, Transfer Agent or other Agent of the Issuer appointed pursuant to the Paying Agency Agreement.

        "Applicable Premium" means with respect to any Note on any redemption date the greater of:

  (1)
  1% of the principal amount of such Note; or

  (2)
  the excess (to the extent positive) of:

  (a)
  the present value at such redemption date of (i) the redemption price of such Note on February 15, 2008 (such redemption price expressed as a percentage of principal amount) being set forth in the table under the third paragraph of Section 3.07 hereof plus (ii) all required interest payments due on such Notes to and including February 15, 2008 (excluding accrued but unpaid interest) computed using a discount rate equal to the Treasury Rate as of such redemption date (in the case of Dollar Notes) or the Bund Rate as of such redemption date (in the case of Euro Notes), in each case, plus 50 basis points; over

  (b)
  the principal amount of such Note.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for Book-Entry Interests in any Global Note, the procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means, with respect to any Person:

  (1)
  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

  (2)
  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

  (a)
  a disposition of cash, Cash Equivalents or Investment Grade Securities;

  (b)
  a disposition of obsolete or worn out equipment, equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, or inventory or goods held for sale, in each case, in the ordinary course of business;

  (c)
  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 hereof or any disposition that constitutes a Change of Control;

  (d)
  any Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.07 hereof;

  (e)
  any disposition of property or assets of the Issuer or any Restricted Subsidiary and any issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value (as determined in good faith by the Issuer) of less than €10 million;

  (f)
  any disposition of property or assets, or issuance or sale of securities, by a Restricted Subsidiary of the Issuer to the Issuer, or by any Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

  (g)
  to the extent allowable under Section 1031 of the US Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

  (h)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business;

  (i)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (10) of the definition of Permitted Investments);

  (j)
  foreclosures on assets;

  (k)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

  (l)
  any financing transaction with respect to property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including sale leasebacks and asset securitizations not prohibited by this Indenture;

  (m)
  the disposal or abandonment of intellectual property that it is no longer economically practicable to maintain or which is no longer required for the business of the Issuer and its Restricted Subsidiaries;

  (n)
  the grant of licenses to intellectual property rights to third parties on an arms' length basis in the ordinary course of business;

  (o)
  any disposal of assets pursuant to the Rocky Mountain Agreement; provided that the Net Proceeds thereof are applied in accordance with Section 4.10 hereof;

  (p)
  any sale or disposition of assets or properties as part of the Transactions; provided that the Net Proceeds thereof are applied to fund the Transactions and/or are applied in accordance with Section 4.10 hereof; and

  (q)
  any deposit into the TSDI Prepayment Account, any release of funds therefrom and the creation of any Lien thereon, in each case, in accordance with the terms of agreements in effect on the Issue Date.

        "Assignment Agreement" means the deed of assignment and charge, dated the Issue Date, between the Issuer and the Trustee, in the form attached hereto as Exhibit F, as amended from time to time in accordance with the terms hereof.

        "Assignment Agreements" means the Assignment Agreement and each Permitted Subordinated Funding Loan Assignment Agreement.

        "Associate" means any Person engaged in a Similar Business of which the Issuer or a Restricted Subsidiary are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Shares.

        "Board of Directors" means:

  (1)
  with respect to the Issuer, Legrand S.A. or any other société anonyme organized under the laws of France, the board of directors of the société anonyme;

  (2)
  with respect to any other corporation, the board of directors or management board of the corporation;

  (3)
  with respect to any other partnership, the Board of Directors of the general partner of the partnership; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means, with respect to any Person, a resolution certified by the company secretary to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

        "Book-Entry Interest" means one or more Dollar Book-Entry Interests and Euro Book Entry Interests.

        "Bund Rate" means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

  (1)
  "Comparable German Bund Issue" means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to February 15, 2008, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to February 15, 2008; provided, however, that, if the period from such redemption date to February 15, 2008 is less than one year, a fixed maturity of one year shall be used;

  (2)
  "Comparable German Bund Price" means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

  (3)
  "Reference German Bund Dealer" means any dealer of German Bundesanleihe securities appointed by the Issuer in consultation with the Trustee; and

  (4)
  "Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3.30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.

        "Business Day" means a day (other than Saturday or Sunday) on which banks and financial institutions are open in New York, London, Luxembourg and Paris.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with US GAAP.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully and unconditionally guaranteed or insured by the United States government, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

  (2)
  securities issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith audit obligation of such government with maturities of 24 months or less from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of €500.0 million;

  (4)
  repurchase obligations for underlying securities of the types described in clauses (1), (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of acquisition thereof;

  (6)
  readily marketable direct obligations issued by any state of the United States of America or any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

  (7)
  Indebtedness or preference shares with a maturity of three months or less after the date of acquisition of Persons with a short-term debt rating of A1+ granted by S&P or P1 granted by Moody's to which the Issuer or a Restricted Subsidiary of the Issuer is beneficially entitled, and which can be promptly realized by the Issuer or such Restricted Subsidiary without condition; and

  (8)
  interests in investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

  (2)
  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the US Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the US Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the US Exchange Act), other than the Permitted Holders, in a single transaction or in a series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the US Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Shares of the Issuer or any Holding Company of the Issuer (other than any member of the Consortium).

        "Clearstream" means Clearstream Banking, société anonyme.

        "Commission" means the US Securities and Exchange Commission.

        "Consolidated Cash Flow" means with respect to any Person for any period the Consolidated Net Income of such Person for such period plus:

  (1)
  provision for taxes or other payments based on income or profits of such Person and its Restricted Subsidiaries for such period deducted in computing Consolidated Net Income of such Person for such period; plus

  (2)
  Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income; plus

  (3)
  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization expenses were deducted in computing Consolidated Net Income of such Person for such period; plus

  (4)
  the amount of any restructuring charge deducted in such period in computing Consolidated Net Income of such Person for such period; plus

  (5)
  without duplication, any other non-cash charges reducing Consolidated Net Income of such Person for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure in a future period; plus

  (6)
  any expenses, charges or other costs related to any Equity Offering, Permitted Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business, provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), recapitalization or Indebtedness permitted to be incurred by the Indenture (whether or not successful) (including such fees, expenses or charges related to the Transactions) and, in each case, deducted in such period in computing Consolidated Net Income; plus

  (7)
  the amount of any decrease in net income of the relevant Person as a result of a revaluation of assets and liabilities which have occurred because of purchase accounting for the Acquisition; plus

  (8)
  the amount of any minority interest expense deducted in calculating Consolidated Net Income of such Person for such period; less

  (9)
  non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash expenditure in any prior period, less

  (10)
  the amount of any increase in net income of the relevant Person as a result of a revaluation of assets and liabilities which have occurred because of purchase accounting for the Acquisition.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with US GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including (a) amortization of original issue discount, (b) non-cash interest payments, (c) the interest component of Capitalized Lease Obligations, (d) recurring commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptances (excluding upfront commissions, discounts and other fees and charges incurred in respect of letters of credit and bankers' acceptances) and (e) net payments, if any, pursuant to Hedging Obligations (but excluding amortization of deferred financing fees and unrealized gains and losses arising with respect to Hedging Obligations in accordance with US GAAP (other than any such unrealized gains and losses arising with respect to the Hedging Obligations forming part of the TSDI Instruments));

  (2)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (but excluding capitalized interest in relation to Shareholder Debt);

  (3)
  interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or its Restricted Subsidiaries, but only to the extent paid by the relevant Person or a Restricted Subsidiary of the relevant Person;

  (4)
  interest expense in relation to Indebtedness of a Joint Venture (as defined in the last paragraph of the definition of "Indebtedness"), to the extent paid by such Person or its Restricted Subsidiaries;

  (5)
  all dividends, whether paid or accrued and whether or not payable in cash, on any Disqualified Share Capital, Designated Preference Shares and/or Refunding Share Capital of the relevant Person, or on preference shares of any Restricted Subsidiary of the relevant Person, other than dividends payable solely in Equity Interests of the relevant Person (other than Disqualified Share Capital) or to the relevant Person or a Restricted Subsidiary of the relevant Person, in each case, on a consolidated basis and determined in accordance with US GAAP.

        Consolidated Interest Expense in relation to the TSDI Instruments shall be made up of:

  (1)
  the aggregate amount of Consolidated Interest Expense (net of interest receivable) in relation to all TSDI Instruments; less

  (2)
  any reduction in the aggregate amount of the assets and liabilities (calculated on the basis of US GAAP) arising under the TSDI Instruments on a net basis.

        Notwithstanding anything to the contrary stated above, Consolidated Interest Expense shall not include any Receivables Fees. For purposes of the foregoing, Consolidated Interest Expense will be determined after giving effect to any net payments made or received by such Person or its Restricted Subsidiaries with respect to Hedging Obligations.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with US GAAP; provided that:

  (1)
  any net after-tax extraordinary gains or losses, less all fees and expenses relating thereto, shall be excluded;

  (2)
  any net after tax gain from any write-off or forgiveness of debt shall be excluded;

  (3)
  the cumulative effect of a change in accounting principles during such period shall be excluded;

  (4)
  any net after-tax gains or losses arising on the disposal of operations, other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;

  (5)
  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary of such Person, or that is accounted for by such Person by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the relevant Person shall be increased by the amount of dividends, distributions or other returns on the relevant Person's Investments that are actually paid in cash or Cash Equivalents (or converted into cash or Cash Equivalents) to the relevant Person or a Restricted Subsidiary thereof during the relevant period;

  (6)
  the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition;

  (7)
  the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, unless, in each case, such restriction has been legally waived or constitutes a Permitted Restriction; provided, however, that notwithstanding the foregoing, Consolidated Net Income of the relevant Person for any relevant period shall be increased by the amount of dividends, distributions or other payments actually paid in cash or Cash Equivalents (or converted during such period into cash or Cash Equivalents) to such Person or (subject to the impact of this clause (7)) a Restricted Subsidiary of such Person; and

  (8)
  the impact of capitalized interest on Shareholder Debt shall be excluded from the Consolidated Net Income of the relevant Person.

        For purposes of clause (7) above, the net income of a Restricted Subsidiary that could have distributed such net income to the relevant Person shall be included in such net income.

        Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (c)(iv) thereof), there shall be excluded from Consolidated Net Income any Net Income arising from any sale or other disposition of Restricted Investments made by the relevant Person and Restricted Subsidiaries, any repurchase or redemption of Restricted Investments held by the relevant Person and its Restricted Subsidiaries, any repayments of loans or advances which constitute Restricted Investments and owing to the relevant Person or its Restricted Subsidiaries or any dividend or distribution from an Unrestricted Subsidiary to the relevant Person or its Restricted Subsidiaries, in each case, to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.07 hereof pursuant to clause (c)(iv) thereof.

        "Consortium" means (i) any one or more of Wendel Investissement, Financière Light I S.á.R.L., Financière Light II S.á.R.L., Financière Light III S.á.R.L. and Financière Light IV S.á.R.L., HSBC Private Equity Ltd., Goldman Sachs Group Inc., WestLB AG and the Family Investors, (ii) any Person which assumes all or a part of the equity commitments of any of the foregoing on or prior to the Issue Date and (iii) any Affiliate of any Person referred to in clause (i) or (ii) (including Kohlberg Kravis Roberts & Co. L.P. and/or any funds advised or managed directly or indirectly by any of them).

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor"), including any obligation of such Person, whether or not contingent:

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor;

  (2)
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation; or

  (b)
  to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means (i) the Existing Senior Credit Facility and (ii) one or more Non-Public Indebtedness facilities providing for revolving credit loans, terms loans, letters of credit and /or bank guarantees, receivables financing facilities (including through the sale of receivables to lenders or to one or more special purpose vehicles formed solely to borrow from such lenders against receivables) and/or commercial paper facilities, in each case as amended, restated, modified, renewed, replaced, refinanced or refunded, including through any increase in the amount borrowed thereunder, in whole or in part, from time to time.

        "Custodian" means, with respect to the Dollar Global Notes, The Bank of New York, New York Branch, and any and all successors thereto appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Debtco" means Lumina Financing 1 S.á.R.L.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Registered Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06, 2.07 and 2.10 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, in respect of the Dollar Notes, or Euroclear and Clearstream, in respect of the Euro Notes, in each case, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Designated Noncash Consideration" means the fair market value (determined in good faith by the Issuer) of all consideration (other than cash and Cash Equivalents) received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate of the Issuer setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received by the Issuer or a Restricted Subsidiary in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preference Shares" means, with respect to the Issuer or any Parent Company of the Issuer, preference shares (other than Disqualified Share Capital) (i) that are issued for cash, Cash Equivalents or marketable securities (other than to the Issuer or a Subsidiary of the Issuer) and (ii) that are designated as "Designated Preference Shares" pursuant to an Officers' Certificate of the Issuer at or prior to the issuance thereof, the net cash proceeds of which (or Cash Equivalents or marketable securities received in consideration for the issuance of which) are excluded from the calculation set forth in clause (c) of the first paragraph of Section 4.07 hereof.

        "Disqualified Share Capital" means, with respect to any Person, any Share Capital of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case, for cash or in exchange for Indebtedness prior to the earlier of the date 91 days after the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, that, if such Share Capital is issued pursuant to any share option or equity plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Share Capital shall not constitute Disqualified Share Capital solely because the relevant Person may be required to repurchase such Share Capital in order to satisfy applicable statutory or regulatory obligations; and provided further that any Share Capital that would constitute Disqualified Share Capital solely because the holders of the Share Capital have the right to require the relevant Person to redeem or repurchase such Share Capital upon the occurrence of a change of control or an asset sale will not constitute Disqualified Share Capital if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.07 hereof.

        "Dollar 144A Global Note" means a Global Note bearing the Global Note Legend, the Private Placement Legend and the French Legend and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Dollar Notes sold in reliance on Rule 144A.

        "Dollar Book-Entry Interest" means a beneficial interest in a Dollar Global Note held by or through a Participant.

        "Dollar Definitive Registered Note" means the Dollar Restricted Definitive Registered Notes and the Dollar Unrestricted Definitive Registered Notes.

        "Dollar Global Note" means the Dollar 144A Global Notes and the Dollar Regulation S Global Notes.

        "Dollar Notes" means the Dollar Global Notes and the Dollar Definitive Registered Notes.

        "Dollar Regulation S Global Note" means a Dollar Global Note bearing the Global Note Legend, the Private Placement Legend and the French Legend, and deposited with the Custodian and registered in the name of Cede & Co., as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Dollar Notes sold in reliance on Regulation S.

        "Dollar Restricted Definitive Registered Note" means a Definitive Registered Note bearing the Private Placement Legend and the French Legend in a principal amount of $1,000 or integral multiples thereof.

        "Dollar Restricted Global Note" means a Global Note bearing the Private Placement Legend and the French Legend in a principal amount at maturity of $1,000 or integral multiples thereof.

        "Dollar Subordinated Intercompany Funding Loan" means the advance made pursuant to the Dollar Subordinated Intercompany Funding Loan Agreement.

        "Dollar Subordinated Intercompany Funding Loan Agreement" means the intercompany loan agreement, dated the Issue Date, between the Issuer, as lender, and FIMAF, as borrower, providing for an advance of $1,000.

        "Dollar Unrestricted Definitive Registered Note" means a Definitive Registered Note not bearing and not required to bear the Private Placement Legend, but bearing the French Legend, in a principal amount of $1,000 or integral multiples thereof.

        "Dollar Unrestricted Global Note" means a Global Note substantially in the form of Exhibit A not bearing and not required to bear the Private Placement Legend, but bearing the French Legend, in a principal amount of $1,000 or integral multiples thereof.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means all Share Capital and all warrants, options or other rights to acquire Share Capital, but excluding any Indebtedness that is convertible into, or exchangeable for, Share Capital.

        "Equity Offering" means any public or private sale of ordinary shares, preference shares or other Equity Interests of the Issuer (excluding Disqualified Share Capital) or any Holding Company of the Issuer other than:

  (a)
  a public offering registered on Form S-8; and

  (b)
  any such public or private sale that constitutes an Excluded Contribution,

but, in the case of any such offering by any Holding Company of the Issuer, only to the extent the net cash proceeds thereof are contributed to the equity (other than through the issuance of Disqualified Share Capital) of the Issuer.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

        "euro" or "€" means the single currency of participating member states of the EMU.

        "Euro 144A Global Note" means a Global Note bearing the Global Note Legend, the Private Placement Legend and the French Legend, and deposited with and registered in the name of, the Common Depositary of Euroclear and Clearstream or its nominee that will be issued in an initial amount equal to the principal amount of the Euro Notes sold in reliance on Rule 144A.

        "Euro Book-Entry Interest" means a beneficial interest in a Euro Global Note held by or through a Participant.

        "Euro Definitive Registered Note" means the Euro Restricted Definitive Registered Notes and the Euro Unrestricted Definitive Registered Notes.

        "Euro Global Note" means the Euro 144A Global Notes and the Euro Regulation S Global Notes.

        "Euro Notes" means the Euro Global Notes and the Euro Definitive Registered Notes.

        "Euro Regulation S Global Note" means a Global Note bearing the Global Note Legend, the Private Placement Legend and the French Legend, and deposited with or on behalf of and registered in the name of the Common Depositary of Euroclear and Clearstream or its nominee that will be issued in an initial amount equal to the principal amount of the Euro Notes initially sold in reliance on Regulation S.

        "Euro Restricted Definitive Registered Note" means a Definitive Registered Note bearing the Private Placement Legend and the French Legend in a principal amount of €1,000 or integral multiples thereof.

        "Euro Restricted Global Note" means a Global Note bearing the Private Placement Legend and the French Legend in a principal amount of €1,000 or integral multiples thereof.

        "Euro Unrestricted Definitive Registered Note" means a Definitive Registered Note not bearing and not required to bear the Private Placement Legend, but bearing the French Legend, in a principal amount of €1,000 or integral multiples thereof.

        "Euro Unrestricted Global Note" means a Global Note not bearing and not required to bear the Private Placement Legend, but bearing the French Legend, in a principal amount of €1,000 or integral multiples thereof.

        "European Union" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

        "Exchange Notes" means the Notes issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement and any similar offer made in respect of Additional Notes under registration rights agreements related thereto.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Excluded Contribution" means net cash proceeds and/or marketable securities received by the Issuer from:

  (a)
  contributions to its ordinary equity capital; and

  (b)
  the sale (other than to a Restricted Subsidiary of the Issuer or a Management Equity Subsidiary, or pursuant to any management equity plan or share option plan or any other management or employee benefit plan or arrangement of the Issuer or its Restricted Subsidiaries, as the case may be) of Equity Interests (other than Disqualified Share Capital) of the Issuer, in each case, designated as Excluded Contributions pursuant to an Officers' Certificate executed at or prior to the date of such capital contribution is made or the date such Equity Interests are sold, in each case, which are excluded from the calculation set forth in clause (c) of the first paragraph under Section 4.07 hereof.

        "Existing Indebtedness" means Indebtedness of Legrand S.A., FIMAF and its Restricted Subsidiaries outstanding on the Issue Date, including the TSDIs and the Yankee Bonds.

        "Existing Intercreditor Deed" means the intercreditor deed dated July 26, 2002, as amended and restated on December 5, 2002 among the Issuer, FIMAF and the original lenders under the Existing Senior Credit Facility and others, as it may be amended from time to time in accordance with the Indenture.

        "Existing Senior Credit Agreement" means the Senior Credit Agreement dated July 26, 2002, as amended and restated on December 5, 2002, by and among FIMAF, Debtco, the companies listed therein as the initial borrowers, the companies listed therein as the initial guarantors, Credit Suisse First Boston (Europe) Limited, Lehman Brothers International (Europe) and The Royal Bank of Scotland Plc, as mandated joint lead arrangers, the financial institutions listed therein as the Lenders, The Royal Bank of Scotland Plc, as the Facility and Security Agent, including the Senior Finance Documents (as defined therein) and any guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as in effect on the Issue Date.

        "Existing Senior Credit Facility" means the Existing Senior Credit Agreement, the Senior Funding Bonds, the Senior Funding Bond Guarantee, and, in each case, any guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as in effect on the Issue Date.

        "Family Investors" means members of the Vespieren and Decoster families.

        "FIMAF" means FIMAF SAS, a company organized and existing under the laws of France.

        "FIMAF Senior Debt" means:

  (1)
  the Obligations of FIMAF under the Existing Senior Credit Facility; and

  (2)
  the Obligations of FIMAF under any other Indebtedness permitted to be incurred by FIMAF under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it ranks equally with or subordinated in right of payment to the Subordinated Intercompany Funding Loan, in each case, including accrued and unpaid interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for insolvency, bankruptcy, administration or any similar proceeding, in accordance with and at the rate specified in the documents evidencing or governing such FIMAF Senior Debt, whether or not such interest is an allowable claim in such insolvency or bankruptcy proceeding).

        In no event shall "FIMAF Senior Debt" include:

  (1)
  any liability for taxes owed or owing by FIMAF to any governmental authority;

  (2)
  any Indebtedness of FIMAF to any of its Subsidiaries or Affiliates (other than pursuant to the Senior Funding Bonds and the Senior Funding Bonds Guarantee);

  (3)
  any trade payables; or

  (4)
  the portion of any Indebtedness of FIMAF that is incurred in violation of the Indenture.

        "Finance Subsidiary" means, a direct Restricted Subsidiary of the Issuer (i) whose sole operations are comprised of incurring or issuing Indebtedness to unaffiliated Persons to finance the operations of the Issuer and its Restricted Subsidiaries, (ii) which loans the proceeds of such Indebtedness to FIMAF or the Issuer (and to no other Restricted Subsidiary of the Issuer) and (iii) which owns no assets other than any intercompany Indebtedness referred to in the preceding clause.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period.

        The Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that all Investments, acquisitions, dispositions, mergers, consolidations, amalgamations, disposed operations and other business combination transactions, as well as each repayment, repurchase, defeasance or other discharge of Indebtedness (as determined in accordance with US GAAP) made or undertaken by the relevant Person or any Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the date of calculation (including the change in Consolidated Interest Expense and Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. In addition, if (since the beginning of such four-quarter reference period) any Person that subsequently became a Restricted Subsidiary of the relevant Person or was merged, consolidated, amalgamated or otherwise combined with or into the relevant Person or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, disposed operations or other business combination transaction or any repayment, repurchase, defeasance or other discharge of Indebtedness that would have required adjustment pursuant to this definition, then Consolidated Cash Flow of the acquired Person shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, amalgamation, disposed operations or other business combination transaction or any such discharge of Indebtedness had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the relevant Person. If any Indebtedness bears interest at a floating rate and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of calculation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the relevant Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with US GAAP. For purposes of making the computation referred to above, interest on any Indebtedness outstanding during the relevant period under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based on a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the relevant Person may designate.

        "French GAAP" means generally accepted accounting principles in France in effect from time to time.

        "French Legend" means the legend set forth in Section 2.06(g)(i) hereof, which is required to be placed on all Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.01, 2.06(b), 2.06(d), 2.06(e) or 2.06(f) hereof.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(iii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Government Securities" means securities that are:

  (1)
  issued or directly and fully and unconditionally guaranteed or insured by the United States government, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government; or

  (2)
  issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith audit obligation of such government;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the US Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange or interest rate or commodity cap agreements and currency exchange rate, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, interest rates or commodity prices.

        "Holder" means a Person in whose name a Note is registered in the Register.

        "Holding Company" of a Person means any other Person (other than a natural person) which legally and beneficially owns more than 50% of the Voting Shares of the relevant Person, either directly, or through one or more Subsidiaries.

        "IAS" means the international accounting standards promulgated from time to time by the International Accounting Standards Board.

        "Indebtedness" means, with respect to any Person:

  (1)
  any indebtedness (including principal and premium) of such Person, whether or not contingent:

  (a)
  in respect of borrowed money;

  (b)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof, except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied with 30 days of incurrence);

  (c)
  representing the balance deferred and unpaid of the purchase price (including Capitalized Lease Obligations) for any property (which deferred purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto), except in each case for any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case, incurred in the ordinary course of business; or

  (d)
  representing any Hedging Obligations (the amount of any such indebtedness to be equal at any time to the net payments that would be payable by such Person at such time under the Hedging Obligation at its termination date);

    if and (save as a consequence of purchase accounting adjustments in relation to any Acquired Indebtedness (other than Existing Indebtedness)) to the extent that any of the foregoing Indebtedness specified in clauses (a) through (d) (other than letters of credit, guarantees and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with US GAAP;

  (2)
  to the extent not otherwise included, any obligation of such Person as obligor, guarantor or otherwise for the Indebtedness of any other Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

  (3)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person (with the amount of such Indebtedness equal to the lesser of the fair market value (determined in good faith by the Issuer) of such asset at such date of determination and the amount of such Indebtedness of such other Person);

provided however, that with respect to clauses (1), (2) and (3), in no event shall Contingent Obligations incurred in the ordinary course of business and obligations under or in respect of Receivables Facilities constitute Indebtedness.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if:

  (1)
  such Indebtedness is the obligation of a partnership or a joint venture that is not a Restricted Subsidiary (a "Joint Venture");

  (2)
  such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner"); and

  (3)
  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary;

and the amount of such Indebtedness shall be the lesser of:

  (a)
  the greater of:

  (i)
  the net assets of the general partner (or the equivalent); and

  (ii)
  the amount of such obligation to the extent that there is recourse by contract or operation of law to the property or assets of such Person or a Restricted Subsidiary (other than the general partner (or the equivalent)); and

  (b)
  the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

        "Indenture" means this Indenture, as it may be amended, modified or supplemented from time to time.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of internationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Indirect Participant" means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

        "Insolvency Law" means

  (1)
  Article 1244-1 of the French Code civil;

  (2)
  Book (Livre) 6 of the French Code de commerce or any other law of France relating to voluntary judicial amicable settlement of debts (règlement amiable), judicial reorganization or liquidation (redressement ou liquidation judiciaire), bankruptcy, insolvency, moratorium or relief of debtors;

  (3)
  Title 11 of the US Code, or any similar federal or state law for the relief of debtors; or

  (4)
  any similar law, act, decree, order or regulation in a jurisdiction in which a Significant Subsidiary is incorporated or the Issuer, FIMAF, or any Significant Subsidiary does business.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

        "Intercreditor Deed" means the Existing Intercreditor Deed and/or any future intercreditor deed permitted by clause (12) of Section 9.01 hereof which otherwise complies with this Indenture.

        "Investment Grade Securities" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

  (2)
  securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

  (3)
  debt securities or debt instruments with a rating of BBB or higher from S&P on Baa3 or higher by Moody's or the equivalent of such rating by such rating organization or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among FIMAF and its Subsidiaries;

  (4)
  investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment and/or distribution; and

  (5)
  corresponding instruments in countries other than those identified in clause (1) or (2) above customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding bank deposits, accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by US GAAP to be classified on the balance sheet (excluding the footnotes) of the relevant Person in the same manner as the other investments included in this definition. For purposes of Section 4.07 hereof:

  (1)
  "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value (determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

  (x)
  the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

  (y)
  the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value (determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (determined in good faith by the relevant Person) at the time of such transfer.

        "Issue Date" means the date on which any Notes are first issued.

        "Issuer" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

        "Legrand S.A." means Legrand S.A., a société anonyme organized and existing under the laws of France.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Lumina Parent" means Lumina Parent S.á.R.L., a company organized and existing under the laws of Luxembourg, and the indirect parent of the Issuer.

        "Management Equity Subsidiary" means any Subsidiary of any Parent Company of the Issuer engaged solely in holding Equity Interests in any Parent Company of the Issuer and whose minority shareholders are limited to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Company of the Issuer.

        "Management Investors" means Messrs. Grappotte, Bazil and Schnepp, for so long as they are directors or officers of the Issuer, any of its Restricted Subsidiaries or any Parent Company of the Issuer.

        "Minority Buy-Out" means the garantie de cours and the offre publique de retrait and retrait obligatoire carried out by FIMAF in respect of the ordinary and preference shares of Legrand S.A. not acquired from Schneider Electric SA pursuant to the Acquisition.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with US GAAP and before any reduction in respect of preference share dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including (when received) any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including:

  (1)
  legal, accounting and investment banking fees;

  (2)
  brokerage and sales commissions;

  (3)
  any relocation expenses incurred as a result thereof;

  (4)
  taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (5)
  amounts required to be applied to the repayment of principal, premium and interest on Indebtedness required (other than Indebtedness referred to in clause (1) of the second paragraph of Section 4.10 hereof) to be paid as a result of such transaction;

  (6)
  any deduction of amounts to be provided by the Issuer as a reserve in accordance with US GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; and

  (7)
  all distributions or other payments required to be made to minority interest holders in Subsidiaries of the Issuer or joint ventures of the Issuer or its Subsidiaries as a result of such transaction.

        "NewSub 1" means GP Financière New Sub 1, a société en commandite simple, organized and existing under the laws of Luxembourg.

        "Non-Public Indebtedness" means:

  (1)
  Indebtedness represented by promissory notes or similar evidence of Indebtedness under bank loans or similar financing agreements, including private placements to insurance companies, mezzanine lenders, strategic investors and private-equity sponsors; and

  (2)
  any other Indebtedness, provided that it (A) is not listed, quoted or tradable on any exchange or market, including any market for securities eligible for resale pursuant to Rule 144A under the US Securities Act, (B) does not clear or settle through the facilities of The Depository Trust Company, Euroclear, Clearstream or any similar facilities, (C) is not issued or sold by means of any prospectus, offering circular (but not an information memorandum of the type used in a bank syndication) or similar document typically used in connection with road show presentations, (D) is not marketed in an underwritten securities offering and (E) if placed with or through an agent, the agent does not place it with its high-yield bond accounts

        "Non-US Person" means a Person who is not a US Person.

        "Notes" means the Initial Notes, the Exchange Notes, any Additional Notes and any Notes issued in exchange therefore pursuant to an Exchange Offer.

        "Obligations" means all principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Offering" means the offering of the Initial Notes by the Issuer.

        "Officer" means the Chairman of the Board of Directors (the "Président du Conseil d'Administration"), the Chairman of the Supervisory Board (the "Président du Conseil de Surveillance"), the members of the Directorate (the "Membres du Directoire"), the Chief Executive Officer (the "Directeur Général" or the "Président du Directoire"), the Chief Operating Officer (the "Directeur des Opérations"), the Chief Financial Officer (the "Directeur Financier"), the Treasurer (the "Trésorier"), any Assistant Treasurer (the "Trésorier Adjoint"), the Secretary (the "Secrétaire Général") or any Vice-President ("Adjoint") of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer (the "Président" or the "Directeur Général"), the principal financial officer (the "Directeur Financier"), the treasurer (the "Trésorier") or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means an opinion in writing from and signed by legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

        "outstanding" means in relation to the Notes as of any date of determination all the Notes issued other than:

  (1)
  Notes which have been redeemed pursuant to this Indenture;

  (2)
  Notes in respect of which the date for redemption in accordance with this Indenture has occurred and the redemption moneys including premium, if any, and all interest and Additional Interest, if any, and Additional Amounts, if any, payable thereon have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Paying Agency Agreement (and where appropriate notice to that effect has been given to the relative Holders) and remain available for payment against presentation of the relevant Notes;

  (3)
  Notes which have been purchased and cancelled in accordance with Sections 3.09, 4.10 and 4.15 hereof;

  (4)
  mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued in accordance with Section 2.07 hereof;

  (5)
  (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued; and

  (6)
  any Global Note to the extent that it shall have been exchanged for another Global Note or for Definitive Registered Notes pursuant to its provisions;

provided that for each of the following purposes, namely:

  (i)
  the right to vote of any Holders in respect of any direction, waiver or consent delivered in accordance with the terms of this Indenture;

  (ii)
  the determination of how many and which Notes are for the time being outstanding for the purposes of Sections 6.01 through 6.06 (inclusive), 6.11, 7.08 and 9.02 hereof;

  (iii)
  any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them; and

  (iv)
  the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to (or, as the case may be, adversely affects) the interests of the Holders or any of them,

Notes (if any) which at such date of determination are held by or on behalf of the Issuer or any Affiliate of the Issuer shall be deemed not to remain outstanding, except that, in determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded.

        "Parent Company" of the Issuer means any other Person (other than a natural person) which either (i) legally and beneficially owns more than 50% of the Voting Shares of the Issuer, either directly or through one or more Subsidiaries or (ii) is a Subsidiary of any Person referred to in the preceding clause and owns no Investments other than Investments in the Issuer and its Subsidiaries; provided, however, that in no event shall any Subsidiary of the Issuer constitute its Parent Company.

        "Pari Passu Indebtedness" means:

  (a)
  Indebtedness of the Issuer which ranks equal in right of payment to the Notes; and

  (b)
  Indebtedness of any Finance Subsidiary which is guaranteed by the Issuer, if such guarantee ranks equal in right of payment to the Notes.

        "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

        "Permitted Holders" means Wendel Investissement, Kohlberg Kravis Roberts & Co. L.P. and any of their respective Affiliates and the Management Investors.

        "Permitted Investments" means:

  (1)
  any Investment in the Issuer or any Restricted Subsidiary;

  (2)
  any Investment in cash, Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary; or

  (b)
  such Person, in one transaction or a series of related transactions, is merged, consolidated, amalgamated or otherwise combined with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary (other than a Finance Subsidiary);

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.10 or any other disposition of property or assets, or issuance or sale of Equity Interests, not constituting an Asset Sale;

  (5)
  any Investment existing on the Issue Date;

  (6)
  advances to employees not in excess of €10 million outstanding at any one time, in the aggregate;

  (7)
  any Investment acquired by the Issuer or any Restricted Subsidiary:

  (a)
  in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary, in each case, in connection with or as a result of a bankruptcy, workout, reorganization, recapitalization or other settlement of such other Investment or accounts receivable; or

  (b)
  as a result of a foreclosure by FIMAF or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (9) of the second paragraph of Section 4.09 hereof;

  (9)
  loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business;

  (10)
  any Investment in a Similar Business having an aggregate fair market value (determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, of the greater of €75 million and 2.5% of Total Assets at the time of such Investment (with the fair market value (determined in good faith by the Issuer) of each Investment measured at the time made and without giving effect to subsequent changes in value);

  (11)
  Investments the payment for which consists of Equity Interests of the Issuer or any of its Parent Companies (exclusive of Disqualified Share Capital of the Issuer); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.07 hereof;

  (12)
  guarantees not prohibited by the provisions of Section 4.09 hereof;

  (13)
  any transaction constituting an Investment that is permitted and made in accordance with the provisions of the second paragraph of Section 4.11 hereof (except those described clauses (2), (6), (7) and (11) of that paragraph);

  (14)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (15)
  additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding of less than the greater of €75 million and 5% of Total Assets at the time of such Investments (with the fair market value of each Investment being determined in good faith by the Issuer and measured at the time made and without giving effect to subsequent changes in value);

  (16)
  Investments relating to any special purpose Wholly-Owned Subsidiary of the Issuer organized in connection with a Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility;

  (17)
  any acquisition of Equity Interests of Legrand S.A. outstanding on the Issue Date (or issued thereafter pursuant to options outstanding on the Issue Date);

  (18)
  any Investment required pursuant to the Transaction Documents; and

  (19)
  any Investment in, or any payment or release of funds from, the TSDI Prepayment Account.

        "Permitted Lien" means, with respect to any Person or asset:

  (1)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case, incurred in the ordinary course of business;

  (2)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case, for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review;

  (3)
  Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a credit or depository institution; provided that such deposit account is not a dedicated cash collateral account subject to restrictions against access by such Person in excess of those customarily applied to deposit accounts not intended by such Person to provide collateral to the relevant bank;

  (4)
  Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves have been taken on the books of such Person to the extent required under US GAAP;

  (5)
  Liens in favor of issuers of surety bonds or letters of credit (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (6)
  Liens securing Hedging Obligations entered into in the ordinary course of business so long as such Hedging Obligations relate to (i) Indebtedness that is permitted to be incurred under the Indenture and is secured by a Lien on the same property which secures such Indebtedness or (ii) cash collateral or customary Liens Incurred in connection with Hedging Obligations;

  (7)
  Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Indebtedness relating to assets or property acquired or constructed directly or indirectly, which Indebtedness is permitted by clause (4) of the second paragraph of Section 4.09 hereof; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (b) such Liens will not encumber any other assets or property of such Person or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (8)
  Liens arising from precautionary Uniform Commercial Code financing statement filings, or comparable filings in other jurisdictions, regarding operating leases entered into by such Person or its Subsidiaries in the ordinary course of business;

  (9)
  Liens securing Indebtedness of any Restricted Subsidiary of the Issuer permitted to be incurred pursuant to Section 4.09 hereof; provided that, in each case, the assets subject to the Lien are limited to those of the relevant borrower, guarantor and their respective Restricted Subsidiaries;

  (10)
  Liens on property of a Person existing at the time such Person is merged, consolidated, amalgamated or otherwise combined with, or acquired by, such Person or any Restricted Subsidiary of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation, amalgamation, other combination or acquisition and do not extend to any assets other than those of the Person merged, consolidated, amalgamated or otherwise combined with, or acquired by, such Person or the Restricted Subsidiary;

  (11)
  Liens to secure the performance of statutory obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (12)
  Liens incurred in the ordinary course of business with respect to obligations (other than Indebtedness for borrowed money) which do not exceed €25 million (or its equivalent in another currency) at any one time outstanding;

  (13)
  easements (including reciprocal easement agreements and any Liens arising in connection with any swapping of logistics capabilities), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges and other similar encumbrances or title defects incurred, or leases or sub-leases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of such Person and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary course of the business of such Person and its Subsidiaries on the properties subject thereto, taken as whole;

  (14)
  Liens arising by operation of law (or by agreement to the same effect) in the ordinary course of business and not as a result of any default or omission on the part of such Person or any Restricted Subsidiary;

  (15)
  (A) Liens existing on the Issue Date or (B) any Liens incurred in connection with any Refinancing Indebtedness in replacement of any such Liens existing on the Issue Date on the same assets which were the subject of the original Liens; and

  (16)
  pari passu Liens over the Subordinated Intercompany Funding Loan and/or any Permitted Subordinated Funding Loan, in each case, securing any obligations of the Issuer under this Indenture, the Notes, or any Permitted Secured Public Indebtedness (and in the case of such Liens securing Permitted Secured Public Indebtedness, subject to and upon receipt of any required consent under the Existing Intercreditor Deed).

        "Permitted Restriction" means any restriction or encumbrance on the ability of a Restricted Subsidiary to pay dividends, return capital, make any other payment or distribution, or transfer assets to the Issuer or its Restricted Subsidiaries either (a) arising under the Existing Senior Credit Facility, as in effect on the Issue Date, (b) permitted pursuant to clauses (9) or (13) of the second paragraph of Section 4.08 hereof or (c) restrictions in effect pursuant to Indebtedness outstanding on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Holders of the Notes than such restrictions in effect on the Issue Date.

        "Permitted Secured Public Indebtedness" means any Public Indebtedness (other than the Notes) of the Issuer or any Finance Subsidiary (which is guaranteed by the Issuer):

  (1)
  issued after the Issue Date; and

  (2)
  constituting Pari Passu Indebtedness; and

  (3)
  in an initial aggregate principal amount of no less than €100 million (or its equivalent in any other currency as at its issue date); and

  (4)
  the holders of which, or Additional Agents of such holders, have entered into a Permitted Subordinated Funding Loan Assignment Agreement and a Sharing Agreement in substantially the form attached to this Indenture;

if, in the case of any such Public Indebtedness issued by a Finance Subsidiary, concurrently with the issuance thereof, the Issuer delivers to the Trustee a favorable Opinion of Counsel as to the enforceability of the security interest granted to the Trustee under the Assignment Agreement over the related Permitted Subordinated Funding Loan.

        "Permitted Subordinated Funding Loan" means each intercompany loan made by the Issuer or any Finance Subsidiary of the Issuer to FIMAF of the net proceeds raised by the Issuer or any Finance Subsidiary of the Issuer from each future issue of Permitted Secured Public Indebtedness permitted to be incurred by the Issuer or any Finance Subsidiary of the Issuer by the terms of the Indenture and which is the subject of a Permitted Subordinated Funding Loan Assignment Agreement.

        "Permitted Subordinated Funding Loan Agreement" means each agreement evidencing a Permitted Subordinated Funding Loan.

        "Permitted Subordinated Funding Loan Assignment Agreement" means each assignment and charge agreement pursuant to which the Subordinated Intercompany Funding Loan and/or one or more Permitted Subordinated Funding Loans are assigned and charged for the benefit of the holders of Permitted Secured Public Indebtedness and/or Additional Agents of such holders; provided that (i) such assignment and charge does not rank in priority to the Security Interest created pursuant to the Assignment Agreement, (ii) the rights of the holders of such Permitted Secured Public Indebtedness and the Additional Agents (if any) created thereunder are substantially equivalent to those granted to the Trustee under the Assignment Agreement and (iii) the obligations of the Issuer created thereunder are substantially equivalent to those created under the Assignment Agreement.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint share capital company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "preference shares" means any Equity Interest with preferential rights of payment of dividends or other distributions or upon liquidation, dissolution, or winding up, provided that accrued non-cash dividends with respect to any preference shares shall not constitute preference shares for the purposes of Section 4.09 hereof.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(ii) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Priority Deed" means the priority deed, dated the Issuer Date, among the Trustee, Lumina Parent, Lumina Participation, the Issuer, FIMAF, NewSub 1, Lumina Holdings (Gibraltar) and others pursuant to which the parties thereto agree, among other things, to subordinate the Subordinated Shareholder PIK Loan to the Notes as amended from time to time in accordance with this Indenture.

        "Public Indebtedness" means any Indebtedness that is not Non-Public Indebtedness.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Receivables Facility" means with respect to any Person one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for customary representations, warranties, covenants and indemnities in relation thereto made in connection with such facilities) to such Person and its Restricted Subsidiaries pursuant to which such Person and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Registration Rights Agreement" means the registration rights agreement dated the Issue Date, between the Issuer and the parties listed on the signature pages thereto as amended from time to time.

        "Regulation S" means Regulation S promulgated under the US Securities Act.

        "Regulation S Global Note" means one or more of the Dollar Regulation S Global Note and the Euro Regulation S Global Note.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or any Restricted Subsidiary of the Issuer in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Responsible Officer," when used with respect to the Trustee, means any vice president, assistant vice president, senior trust officer, trust officer or any other officer within the Corporate Trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Definitive Registered Note" means a Definitive Registered Note bearing the Private Placement Legend and the French Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend and the French Legend.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Period" means the period commencing on the date hereof an ending on March 24, 2003.

        "Restricted Subsidiary" means, at any time, any Subsidiary of the relevant Person that is not then an Unrestricted Subsidiary.

        "Rocky Mountain Agreement" means the put option agreement between FIMAF and Schneider Electric SA relating to, among other things, the purchase by Schneider Electric SA at the option of FIMAF of the shares of Rocky Mountain SA, dated December 10, 2002 as in effect on the Issue Date and as amended from time to time thereafter in any manner that is not materially prejudicial to the holders of the Notes.

        "Rule 144" means Rule 144 promulgated under the US Securities Act.

        "Rule 144A" means Rule 144A promulgated under the US Securities Act.

        "Rule 903" means Rule 903 promulgated under the US Securities Act.

        "Rule 904" means Rule 904 promulgated the US Securities Act.

        "S&P" means Standard and Poor's Ratings Group.

        "Senior Funding Bonds" means the senior funding bonds issued by FIMAF and subscribed by Debtco pursuant to the senior funding bond subscription agreement dated December 5, 2002.

        "Senior Funding Bonds Guarantee" means any guarantee granted by a Subsidiary of the Issuer in respect of Senior Funding Bonds.

        "Share Capital" means:

  (1)
  in the case of a company, any and all shares, interests, participations or other equivalent (however designated and whether voting or non-voting) of share capital or corporate share capital;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of share capital or corporate share capital;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        For the avoidance of doubt, in no event shall any Shareholder Debt or any instrument issued on similar terms constitute Share Capital.

        "Shareholder Debt" means (A) the Subordinated Shareholder PIK Loan, (B) any other Indebtedness of the Issuer (i) with terms that are substantially similar to the Subordinated Shareholder PIK Loan (including, without limitation, as to maturity), (ii) that are subordinated in right of payment to all Indebtedness of the Issuer substantially to the same extent as the Subordinated Shareholder PIK Loan is subordinated to the Notes (pursuant to the Intercreditor Deed, the Priority Deed and otherwise) and (iii) the holders of which are comprised of a Parent Company or Permitted Holders, in each case, who become party to the Intercreditor Deed and the Priority Deed (in each case, on the same terms as are applicable to the Subordinated Shareholder PIK Loan) or to a separate intercreditor agreement between such holders, the Issuer and the Trustee on substantially the same terms (including remedy bars) and (C) any other Indebtedness of the Issuer that (i) does not mature before the Subordinated Shareholder PIK Loan or the Notes, (ii) does not pay cash interest, (iii) contains no change of control prepayment provisions and (iv) is subordinated in right of payment to the Notes pursuant to a written agreement on terms at least as favorable to the holders of the Notes pursuant to the Existing Intercreditor Deed and the Priority Deed.

        "Sharing Agreement" means a sharing agreement in form attached hereto as Exhibit G.

        "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the US Securities Act, as such regulation is in effect on the date hereof.

        "Similar Business" means the development, manufacture, distribution, sale and/or provision of electrical products for low-voltage installations and information networks in buildings and any services, activities or businesses incidental or directly related or similar thereto, or any line of businesses engaged in by Legrand S.A. and its Subsidiaries on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "SPVs" means Signal Financial Corporation Limited, Watt Limited, Light Financial Corporation Limited and Fuse Limited, being parties to certain of the TSDI Instruments.

        "Subordinated Indebtedness" means:

  (a)
  with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, including the Shareholder Debt; and

  (b)
  with respect to FIMAF, any Indebtedness of FIMAF which is by its terms subordinated in right of payment to the Subordinated Intercompany Funding Loan.

        "Subordinated Intercompany Funding Loan" means the advance made pursuant to the Subordinated Intercompany Funding Loan Agreement.

        "Subordinated Intercompany Funding Loan Agreement" means the intercompany loan agreement, dated on or about the Issue Date, by and between the Issuer, as lender, and FIMAF, as borrower, providing for an advance of €1,765,643,510.

        "Subordinated Shareholder PIK Loan" means the subordinated bonds with an original aggregate nominal amount of €1,164,519,839 issued by the Issuer to NewSub 1 on the Issue Date, together with any further such subordinated bonds issued in lieu of the payment of cash interest thereon, in each case, pursuant to agreements governing the Subordinated Shareholder PIK Loan as in effect on the Issue Date or as amended in accordance with the Intercreditor Deed and the Priority Deed.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Share Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

  (2)
  any partnership, joint venture, limited liability company or similar entity of which:

  (a)
  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

  (b)
  such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

  (3)
  without prejudice to the forgoing definitions, in the case of a French entity, any such entity which is controlled ("contrôlée") within the meaning of article 233-3 of the French commercial code (code de commerce); and

  (4)
  with respect to the Issuer, the SPVs and Lumina Financing 1 do not constitute "Subsidiaries" of the Issuer for the purposes of the covenants.

        "Subsidiary Senior Debt" means all Obligations of Legrand S.A. or any Restricted Subsidiary of Legrand S.A. which is not subordinated in right of payment to any other Indebtedness of Legrand S.A. or such Restricted Subsidiary.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "Total Assets" means the total assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Issuer prepared in accordance with US GAAP.

        "Transactions" means (i) the Acquisition, (ii) the initial borrowing under the Existing Senior Credit Facility and any borrowings thereunder after the Acquisition Closing Date to repay Existing Indebtedness (other than the Yankee Bonds and the TSDIs), (iii) the issuance on or prior to the Issue Date by the Issuer of ordinary shares for cash consideration, (iv) the issuance by the Issuer of the Subordinated Shareholder PIK Loan, (v) the making of the Subordinated Intercompany Funding Loan and the Dollar Subordinated Intercompany Funding Loan to FIMAF and the execution of the Assignment Agreement, in each case, on the Issue Date (vi) the Offering of the Notes and the application of the proceeds therefrom, (vii) the repayment of the Existing Indebtedness (other than the TSDIs and the Yankee Bonds), (viii) the sale on or prior to the Issue Date by Legrand S.A. of shares of Schneider Electric SA in accordance with the Acquisition Agreement, (ix) the completion of the Minority Buy-Out (including the offre publique de retrait and the retrait obligatoire), (x) the sale by Legrand S.A. and its Subsidiaries of marketable securities to repay Existing Indebtedness other than the TSDIs and the Yankee Bonds and (xi) the payment of costs, fees and expenses, in each case, related thereto.

        "Transaction Documents" means the Acquisition Agreement, the Existing Senior Credit Facility, the Existing Intercreditor Deed, this Indenture, the Notes, the Registration Rights Agreement, the Assignment Agreement, the Paying Agency Agreement, the Subordinated Shareholder PIK Loan, the Priority Deed, the Subordinated Intercompany Funding Loan Agreement, the Dollar Subordinated Intercompany Funding Loan Agreement and, in each case, all other documents and agreements made by the Parent, any holding company or Affiliate of the Issuer, the Trustee and/or Schneider Electric SA in connection therewith.

        "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as complied by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for redemption (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life of the Notes to February 15, 2008; provided that, if the average life of the Notes is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Trustee" means the party named as such in the first paragraph of this Indenture until a successor trustee replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving hereunder.

        "TSDIs" means the subordinated perpetual notes (titres subordonnés á durée indéterminée) issued by Legrand S.A. (i) in December 1990 in an aggregate nominal amount of FRF 3,000,000,000; (ii) in March 1992 in an aggregate nominal amount of FRF 1,625,000,000; (iii) in March 1992 in an aggregate nominal amount of FRF 275,000,000 and (iv) in March 1992 in an aggregate nominal amount of FRF 100,000,000, in each case, as subsequently repackaged and, in the case of those referred to in clauses (i) and (ii), as restructured in December 1995.

        "TSDI Instruments" means the TSDIs, any issue agreement, any subscription agreement, any deposit agreement, any forward sale contract, any agreement on the waiver of interest and any agreement for the purpose of the transfer of rights or claims, any escrow agreement, any security agreement, any loan agreement, any call option agreement, any agreements relating to Hedging Obligations or mirror Hedging Obligations relating to the latter, in all cases in relation to the TSDIs, as well as any agreement relating to the repackaging or to the restructuring of the TSDIs;

        "TSDI Prepayment Account" means an account with the facility agent under the Existing Senior Credit Facility or with any counter-party to a Hedging Obligation related to the TSDIs into which the proceeds of an advance under the Existing Senior Credit Facility have been deposited for the purposes of making payments under the TSDIs and/or under Hedging Obligations relating thereto and/or for the purposes of providing cash collateral in relation to such Hedging Obligations.

        "Unrestricted Definitive Registered Note" means a Definitive Registered Note that does not and is not required to bear the Private Placement Legend, but bears the French Legend.

        "Unrestricted Global Note" means a Global Note that does not and is not required to bear the Private Placement Legend, but bears the French Legend.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Issuer (other than FIMAF) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below); and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        "US Exchange Act" means the US Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, as amended.

        "US GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "US Dollars" or "$" means and/or refers to the lawful currency of the United States.

        "US Securities Act" means the US Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder, as amended.

        "US Person" means a US person as defined in Rule 902(o) under the US Securities Act.

        "Vendor PIK Loan" means a €150 million unsecured term loan facility made available by Schneider Electric SA to NewSub1 on or about December 10, 2002.

        "Voting Shares" of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Share Capital, as the case may be, at any date, the quotient obtained by dividing

  (1)
  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Share Capital multiplied by the amount of such payment, by

  (2)
  the sum of all such payments.

        "Wholly-Owned Restricted Subsidiary" is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Share Capital or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

        "Working Capital Intercompany Loans" means loans to or by the Issuer or any of its Restricted Subsidiaries to or from the Issuer or any of its Restricted Subsidiaries from time to time (i) for purposes of consolidated cash management and working capital management or (ii) for a duration of less than one year.

        "Yankee Bonds" means the 8.5% debentures due 2025 of Legrand S.A. issued pursuant to an indenture dated February 1, 1995 between Legrand S.A. and Bankers Trust Company, as trustee.

Section 1.02 Other Definitions.

Term	Defined in Section
"Additional Amounts"	4.19
"Additional Notes"	2.13
"Affiliate Transaction"	4.11
"Amendment"	4.08
"Asset Sale Offer"	4.10
"Authentication Order"	2.02
"Authorized Agent"	12.07
"Change of Control Offer"	4.15
"Change of Control Payment"	4.15
"Change of Control Payment Date"	4.15
"Covenant Defeasance"	8.03
"Dollar Redemption Amount"	3.07
"Euro Redemption Amount"	3.07
"Event of Default"	6.01
"Excess Proceeds"	4.10
"incur"	4.09
"Initial Agreement"	4.08
"Initial Lien"	4.12
"Legal Defeasance"	8.02
"Minimum Dollar Amount"	3.07
"Minimum Euro Amount"	3.07
"Offer Amount"	4.10
"Offer Period"	4.10
"Payer"	4.19
"Paying Agent"	2.03
"Paying Agency Agreement"	2.03
"Principal Paying Agent"	2.03
"Purchase Date"	4.10
"Refinancing Agreement"	4.08
"Refinancing Indebtedness"	4.09
"Refunding Share Capital"	4.07
"Register"	2.03
"Registrar"	2.03
"Relevant Tax Jurisdiction"	4.19
"Restricted Payments"	4.07
"Retired Share Capital"	4.07
"Security Assets"	10.01
"Subordinated Refinancing Indebtedness"	4.07
"Successor Company"	5.01
"Tax Redemption Date"	3.08
"Transfer Agent"	2.03
"Trustee's Agent"	10.06

Section 1.03 Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Issuer and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

        Unless the context otherwise requires:

          (a)   a term has the meaning assigned to it;

          (b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with US GAAP;

          (c)   "or" is not exclusive;

          (d)   words in the singular include the plural, and in the plural include the singular;

          (e)   provisions apply to successive events and transactions;

          (f)    references to sections of or rules under the US Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

          (g)   all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any Additional Interest and Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Interest and Additional Amounts in any provisions hereof shall not be construed as excluding Additional Interest or Additional Amounts in those provisions hereof where such express reference is not made; and

          (h)   except as otherwise provided, whenever an amount is denominated in euro, it shall be deemed to include the equivalent amount in other currencies.

ARTICLE 2.
THE NOTES

Section 2.01    Form and Dating.

  (a)
  General.

        The Notes and the certificates of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein. The Issuer shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note will be dated the date of its authentication. The Dollar Notes and Euro Notes shall be issued in denominations of $1,000 and €1,000, respectively, and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

  (b)
  Global Notes.

        Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and a "Schedule of Exchanges of Interests in the Global Note" substantially in the form of Schedule A attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian or the Common Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

  (c)
  144A Global Notes and Regulation S Global Notes.

        Dollar Notes sold within the United States to QIBs pursuant to Rule 144A under the US Securities Act shall be issued initially in the form of a Dollar 144A Global Note, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Dollar 144A Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.

        Dollar Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Dollar Regulation S Global Note, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Dollar Regulation S Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.

        Euro Notes sold within the United States to QIBs pursuant to Rule 144A under the US Securities Act shall be issued initially in the form of a Euro 144A Global Note, which shall be deposited with the Common Depositary as custodian for Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Euro 144A Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.

        Euro Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Euro Regulation S Global Note, which shall be deposited with the Common Depositary as custodian for the Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Euro Regulation S Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.

  (d)
  Definitive Registered Notes.

        Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

        Dollar Definitive Registered Notes shall not be issued upon transfer of, or in exchange for, Euro Book-Entry Interests or Euro Definitive Registered Notes, and Euro Definitive Registered Notes shall not be issued upon transfer of, or in exchange for, Dollar Book-Entry Interests or Dollar Definitive Registered Notes.

  (e)
  Book-Entry Provisions.

        The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC, Euroclear or Clearstream.

  (f)
  Denomination.

        The Dollar Notes shall be in denominations of $1,000 and integral multiples thereof. The Euro Notes shall be in denominations of €1,000 and integral multiples thereof.

Section 2.02    Execution and Authentication.

        (a)   One Officer of the Issuer shall sign, or one member of the Board of Directors shall attest to, the Notes for the Issuer by manual or facsimile signature.

        (b)   If an Officer or a member of the Board of Directors whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        (c)   A Note shall not be valid until authenticated by the manual signature of the authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided for in Section 2.11 hereof.

        (d)   Pursuant hereto and to the Paying Agency Agreement, the Trustee will, upon receipt of a written order of the Issuer signed by two Officers (or one Officer and one member of the Board of Directors) of the Issuer and delivered to the Trustee (an "Authentication Order"), authenticate (i) Initial Notes in the form of Dollar Global Notes, (ii) Dollar Unrestricted Global Notes from time to time issued only in exchange for a like aggregate amount of Dollar Global Notes or Dollar Definitive Registered Notes or (iii) Dollar Definitive Registered Notes from time to time issued only in exchange for a like aggregate amount of Dollar Global Notes or Dollar Definitive Registered Notes up to an aggregate principal amount of $350,000,000, except as provided in Section 2.07 and Section 2.13 hereof, provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. Such Officers' Certificate shall specify the amount of Dollar Notes to be authenticated and the date on which the original issue of Dollar Notes is to be authenticated. The aggregate principal amount of Dollar Notes outstanding at any time may not exceed $350,000,000, except as provided in Section 2.07 and Section 2.13 hereof.

        (e)   Pursuant hereto and to the Paying Agency Agreement, the Trustee will, upon receipt of an Authentication Order, authenticate (i) Initial Notes in the form of Euro Global Notes, (ii) Unrestricted Euro Global Notes from time to time issued only in exchange for a like aggregate amount of Euro Global Notes or Euro Definitive Registered Notes or (iii) Euro Definitive Registered Notes from time to time issued only in exchange for a like aggregate amount of Euro Global Notes or Euro Definitive Registered Notes up to an aggregate principal amount of €277,500,000 except as provided in Section 2.07 and Section 2.13 hereof, provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. Such Officers' Certificate shall specify the amount of Euro Notes to be authenticated and the date on which the original issue of Euro Notes is to be authenticated. The aggregate principal amount of Euro Notes outstanding at any time may not exceed €277,500,000 except as provided in Section 2.07 and Section 2.13 hereof.

        (f)    The Trustee may appoint one or more authentication agents acceptable to the Issuer to authenticate Notes. Such an agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03    Paying Agent, Registrars and Transfer Agents.

        Pursuant to a paying agency agreement implementing the provisions of this Indenture that relate to such agent, to be entered into among the Issuer, the Trustee, the Registrar, the Transfer Agents (as defined herein) and the paying agents (each a "Paying Agent"), dated the Issue Date (the "Paying Agency Agreement"), the Issuer will maintain a Paying Agent for the Notes in (i) the City of London (the "Principal Paying Agent"), (ii) Luxembourg, for so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, (iii) if, after the Issue Date, the Principal Paying Agent becomes obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes, in another member state of the European Union (including any country which becomes a member of the European Union after the date of this Indenture) where a Paying Agent would not be obliged to withhold or deduct such tax (any such Paying Agent appointed pursuant to this clause (iii) being referred to thereafter as the "Principal Paying Agent") and (iv) in the Borough of Manhattan, City of New York. The initial Paying Agents will be The Bank of New York, London Branch in London, The Bank of New York (Luxembourg) S.A. in Luxembourg, and The Bank of New York, New York Branch, in New York.

        The Issuer will also maintain one or more registrars (each, a "Registrar") with offices in the City of London, and a transfer agent (each a "Transfer Agent") in each of (i) the City of London, (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg and (iii) from and after the issuance of any Definitive Registered Notes, in the Borough of Manhattan, City of New York. The initial Registrar will be The Bank of New York, London Branch. The initial Transfer Agents will be The Bank of New York, London Branch in London and The Bank of New York (Luxembourg) S.A. in Luxembourg. The Registrars and the Transfer Agent in London and the Transfer Agent in each of Luxembourg and New York will maintain a register (the "Register") reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Issuer. Each Transfer Agent shall perform the functions of a transfer agent.

        Upon notice to the Trustee, and in accordance with the Paying Agency Agreement, the Issuer may change any Paying Agent, Registrar or Transfer Agent and the Issuer may act as the Paying Agent; provided, however, that in no event may the Issuer act as Principal Paying Agent or appoint a Principal Paying Agent in any member state of the European Union where the Principal Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Principal Paying Agent would be so obliged if it were located in all other member states. The Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg (currently expected to be the Luxemburger Wort) if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, and in a newspaper having a general circulation in New York City (currently expected to be the Wall Street Journal), in accordance with Section 12.02 hereof.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Registrar shall use its best efforts to preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Principal Paying Agent is not the Registrar, the Issuer shall furnish to the Trustee and each Paying Agent at least two Business Days before each interest payment date and at such other times as the Trustee or the Principal Paying Agent may request in writing, a list in such form and as of such date as the Trustee or the Principal Paying Agent may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

  (a)
  Transfer and Exchange of Global Notes.

        A Dollar Global Note may not be transferred except as a whole by a Depositary to a Custodian or a nominee of such Custodian, by a Custodian or a nominee of such Custodian to such Depositary or to another nominee or Custodian of such Depositary, or by such Custodian or Depositary or any such nominee to a successor Depositary or Custodian or a nominee thereof.

        A Euro Global Note may not be transferred except as a whole by a Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof.

        All Dollar Global Notes and Euro Global Notes, respectively, will be exchanged by the Issuer for Dollar Definitive Registered Notes and Euro Definitive Registered Notes, respectively:

            (i)  if DTC, in respect of the Dollar Global Notes, and Euroclear or Clearstream, in respect of the Euro Global Notes, notify the Issuer that they are unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer with 120 days;

           (ii)  in whole, but not in part, if the Issuer or DTC, in respect of the Dollar Global Notes, or Euroclear or Clearstream, in respect of the Euro Global Notes, so request following a Default under this Indenture; or

          (iii)  if the holder of a Book-Entry Interest requests such exchange in writing delivered through DTC, in respect of the Dollar Global Notes, or through Euroclear or Clearstream, in respect of the Euro Global Notes, following a Default by the Issuer under this Indenture.

Upon the occurrence of any of the preceding events in clauses (i) through (iii), the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee.

        Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

        (b)    General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

        Dollar Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Euro Book-Entry Interests or Euro Definitive Registered Notes. Euro Book-Entry Interests cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, Dollar Book-Entry Interests or Dollar Definitive Registered Notes. In all other cases, the transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

        Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the US Securities Act. Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either subparagraph (b)(i) or (b)(ii) below, as applicable, as well as either subparagraphs (b)(iii) or (b)(iv) below, as applicable.

            (i)  Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the French Legend and the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in Regulation S Global Notes must be held through Euroclear or Clearstream, in respect of Euro Regulation S Global Notes. Dollar Book-Entry Interests in a Dollar Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a Dollar Book-Entry Interest in a Dollar Unrestricted Global Note, and Euro Book-Entry Interests in a Euro Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a Euro Book-Entry Interest in a Euro Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(i).

           (ii)  All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. A holder may transfer or exchange a Book-Entry Interest in Global Note in a transaction not subject to Section 2.06(b)(i) above only if the Trustee receives either:

            (A)  both:

              1.     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

              2.     instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant's account to be credited with such increase; or

            (B)  both:

              1.     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

              2.     instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the CUSIP, ISIN, Common Code or other similar number identifying the Notes.

  Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Trustee of the instructions contained in any Letter of Transmittal delivered by the holder of such Book-Entry Interests in the Restricted Global Notes (or any electronic equivalent utilized by any Depositary and acceptable to the Issuer). Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the US Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii)  Transfer of Book-Entry Interests to Another Restricted Global Note. A Book-Entry Interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Trustee receives the following:

            (A)  if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver either a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; and

            (B)  if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv)  Transfer and Exchange of Book-Entry Interests in a Restricted Global Note for Book-Entry Interests in an Unrestricted Global Note. A Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

            (A)  such exchange or transfer is effected pursuant to an Exchange Offer and the holder of the Book-Entry Interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or any electronic equivalent utilized by any Depositary and acceptable to the Issuer) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Trustee receives the following:

              1.     if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Book-Entry Interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1) thereof; or

              2.     if the holder of such Book-Entry Interest in a Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who shall take delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this clause (D), if the Issuer or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and/or the Trustee to the effect that such exchange or transfer is in compliance with the US Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the US Securities Act.

        If any such transfer referred to above is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests transferred.

        Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Book-Entry Interest in a Restricted Global Note.

        (c)    Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes.

        Book-Entry Interests in a Dollar Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a Euro Definitive Registered Note. Book-Entry Interests in a Euro Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a Dollar Definitive Registered Note. Any exchange of a Book-Entry Interest in a Global Note for Definitive Registered Notes must also comply with one of subparagraphs (i), (ii) or (iii) below, as applicable.

            (i)  Book-Entry Interests in Restricted Global Notes to Restricted Definitive Registered Notes. If any holder of a Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

            (A)  if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (3) thereof;

            (B)  if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such Book-Entry Interest is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such Book-Entry Interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

            (E)  if such Book-Entry Interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered by the Registrar in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and the French Legend and shall be subject to all restrictions on transfer contained therein.

           (ii)  Book-Entry Interests in Restricted Global Notes to Unrestricted Definitive Registered Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note only if:

            (A)  such exchange or transfer is effected pursuant to an Exchange Offer and the holder of such Book-Entry Interest in a Restricted Global Note, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or any electronic equivalent utilized by any Depositary and acceptable to the Issuer) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Trustee and the Registrar receive the following:

              1.     if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

              2.     if the holder of such Book-Entry Interest in a Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who shall take delivery thereof in the form of a Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Issuer or the Trustee so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Trustee to the effect that such exchange or transfer is in compliance with the US Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the US Securities Act.

  Upon satisfaction of the foregoing conditions, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount. Any Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(c)(ii) will be registered by the Registrar in such name or names and in such authorised denomination or denominations as the holder of such Book-Entry Interest requests through instructions to the Trustee from or through the Depositary and the Participant or Indirect Participant. The Registrar will deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(c)(ii) will not bear the Private Placement Legend, but will bear the French Legend.

          (iii)  Book-Entry Interests in Unrestricted Global Notes to Unrestricted Definitive Registered Notes. If any holder of a Book-Entry Interest in an Unrestricted Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Registered Note in the appropriate principal amount. Any Unrestricted Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(c)(iii) shall be registered by the Registrar in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Trustee through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend, but shall bear the French Legend.

        (d)    Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes.    Dollar Definitive Registered Notes cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, Book-Entry Interests in a Euro Global Note. Euro Definitive Registered Notes cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, Book-Entry Interests in a Dollar Global Note.

            (i)  Restricted Definitive Registered Notes to Book-Entry Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note or to transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

            (A)  if the Holder of such Restricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

            (B)  if such Restricted Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such Restricted Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such Restricted Definitive Registered Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the US Securities Act other than those listed in subparagraphs (B) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or

            (E)  if such Restricted Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; and

    the Trustee will cancel the Restricted Definitive Registered Note, and the Trustee will increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, in the case of clause (C) above, the appropriate Regulation S Global Note, and in the case of clause (D) above and, in all other cases, the appropriate 144A Global Note.

           (ii)  Restricted Definitive Registered Notes to Book-Entry Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note only if:

            (A)  such exchange or transfer is effected pursuant to an Exchange Offer and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or an electronic equivalent utilized by a Depositary and acceptable to the Issuer) that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of Exchange Notes, or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Trustee and the Registrar receives the following:

              1.     if the Holder of such Restricted Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

              2.     if the Holder of such Restricted Definitive Registered Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

      in each such case set forth in subparagraph (D), if the Issuer or the Trustee so request or if the Applicable Procedures so require, the Issuer or the Trustee receive an Opinion of Counsel in form reasonably acceptable to them to the effect that such exchange or transfer is in compliance with the US Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the US Securities Act.

    Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee will cancel the Definitive Registered Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii)  Unrestricted Definitive Registered Notes to Book-Entry Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar will cancel the applicable Unrestricted Definitive Registered Note and the Trustee will increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

  If any such exchange or transfer from a Definitive Registered Note to a Book-Entry Interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue, and the Trustee will authenticate, one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Registered Notes transferred.

        (e)    Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes.

        Dollar Definitive Registered Notes or Euro Definitive Registered Notes, as the case may be, cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, Euro Definitive Registered Notes or Dollar Definitive Registered Notes, respectively, as the case may be.

        In all other cases, upon request by a Holder of Definitive Registered Notes, and such Holder's compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer shall execute and the Trustee shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i)  Restricted Definitive Registered Notes to Restricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Registered Note if the Registrar receives the following:

            (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the US Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (ii)  Restricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be exchanged by the Holder thereof for an Unrestricted Definitive Registered Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Registered Note if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or any electronic equivalent used by any Depositary and acceptable to the Issuer) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

            (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Trustee and the Registrar receive the following:

              1.     if the Holder of such Restricted Definitive Registered Notes proposes to exchange such Notes for Unrestricted Definitive Registered Notes, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

              2.     if the Holder of such Restricted Definitive Registered Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of Unrestricted Definitive Registered Notes, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this clause (D), if the Issuer or the Trustee so request, an Opinion of Counsel in form reasonably acceptable to the Issuer or the Trustee to the effect that such exchange or transfer is in compliance with the US Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the US Securities Act.

          (iii)  Unrestricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. A Holder of Unrestricted Definitive Registered Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note. Upon receipt of a request to register such a transfer, the Transfer Agent or the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offer.    Upon the occurrence of the Exchange Offer, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Dollar Unrestricted Global Notes or Euro Unrestricted Global Notes, as the case may be, in an aggregate principal amount equal to the principal amount of the Dollar Book-Entry Interests in the Dollar Restricted Global Notes or Euro Book-Entry Interests in the Euro Restricted Global Notes, as the case may be, tendered for acceptance by Persons that certify in the applicable Letters of Transmittal (or an electronic equivalent utilized by any Depositary and acceptable to the Issuer) that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Dollar Unrestricted Definitive Registered Notes or Euro Unrestricted Definitive Registered Notes, as the case may be, in an aggregate principal amount equal to the principal amount of the Dollar Restricted Definitive Registered Notes or Euro Restricted Definitive Registered Notes, as the case may be, accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Registered Notes so accepted Unrestricted Definitive Registered Notes in the appropriate principal amount.

        (g)    Legends.    The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)  French Legend. Each Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "EACH HOLDER ACKNOWLEDGES AND AGREES THAT OFFERS AND SALES OF NOTES WILL BE MADE IN THE REPUBLIC OF FRANCE ONLY TO QUALIFIED INVESTORS (INVESTISSEURS QUALIFIÉS) IN ACCORDANCE WITH ARTICLE L.411-1 AND L.411-2 OF THE FRENCH CODE MONÉTAIRE ET FINANCIER AND DECREE NO.98-880 DATED 1 OCTOBER 1998."

           (ii)  Private Placement Legend:

            (A)  Except as permitted by clause (B) below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF SUCH NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF LESS THAN [$][€]250,000 OF NOTES, AN OPINION OF COUNSEL, (V) TO THE ISSUER OR ANY SUBSIDIARY THEREOF OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

            (B)  Notwithstanding the foregoing, any Global Note or Definitive Registered Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (iii)  Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE [CUSTODIAN][COMMON DEPOSITARY] (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE."

        (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee, the Custodian or the Common Depositary, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interests is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interests in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Custodian or the Common Depositary at the direction of the Trustee to reflect such increase.

        (i)    General Provisions Relating to Transfers and Exchanges.

            (i)  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

           (ii)  No service charge shall be made by the Issuer or the Registrar to a holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

          (iii)  No Transfer Agent or Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv)  All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

           (v)  The Issuer shall not be required to register the transfer of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.02 hereof; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

          (vi)  The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

         (vii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

Section 2.07    Replacement Notes.

        (a)   If any mutilated Note is surrendered to the Registrar, the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for its expenses in replacing a Note, including reasonable fees and expenses of counsel.

        (b)   Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time shall be the Notes that fall within the definition of "outstanding" contained in Section 1.01 hereof.

Section 2.09    [Reserved.]

Section 2.10    Temporary Notes.

        (a)   Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        (b)   Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, each Paying Agent and any Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary) and no one else shall cancel Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the US Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee as soon as practicable in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver to the Holders in accordance with Section 12.02 hereof a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    Further Issues.

        (a)   Subject to compliance with Section 4.09 hereof, the Issuer may from time to time issue further notes (the "Additional Notes") ranking pari passu with each of the Dollar Notes and the Euro Notes, respectively, and with the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes). The Additional Notes will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase.

        (b)   Whenever it is proposed to create and issue any Additional Notes, the Issuer shall give to the Trustee not less than 14 days' notice in writing of its intention so to do stating the amount of Additional Notes proposed to be created and issued.

Section 2.14    CUSIP, ISIN or Common Code Number.

        The Issuer in issuing the Notes may use a "CUSIP", "ISIN" or "Common Code" number and, if so, such CUSIP, ISIN or Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code number.

Section 2.15    Fees, Duties and Taxes

        The Issuer and its successors will pay all stamp, transfer, court, or documentary taxes or any other excise or property taxes, charges or similar taxes which arise from the issue, execution and delivery or registration of the Notes, this Indenture and the Assignment Agreement and the initial resale of the Notes by the Initial Purchasers and the enforcement of the Indenture, the Notes, the Assignment Agreement and/or any related agreement. This Section 2.15 shall survive the termination, defeasance or discharge of this Indenture.

Section 2.16    No Duty to Monitor Compliance with Transfer Restrictions.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or owners of Book-Entry Interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

        If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall deliver to the Trustee in accordance with Section 12.02 hereof, at least 30 days but not more than 60 days (unless a shorter notice shall be agreed to by the Trustee in writing) before a redemption date, an Officers' Certificate setting forth:

            (i)  the clause of this Indenture pursuant to which the redemption shall occur;

           (ii)  the redemption date;

          (iii)  the principal amount of Notes to be redeemed;

          (iv)  the redemption price; and

           (v)  the CUSIP, ISIN and or Common Code numbers.

Section 3.02    Selection of Notes to Be Redeemed.

        Save to the extent provided in connection with Asset Sale Offers, if less than all of the Notes are to be purchased or redeemed at any time, the Notes will be selected for purchase or redemption as follows:

  (1)
  if the Notes to be purchased or redeemed are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the Notes are listed; or

  (2)
  if the rules of any such exchange do not provide any such requirements or if the Notes to be redeemed or purchased are not listed on any securities exchange, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate.

        No Notes of $1,000 or €1,000, as the case may be, or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be given to each Holder pursuant to Section 12.02 hereof.

        If any Note is to be redeemed in part only, any notice of purchase or redemption that relates to that Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed and corresponding CUSIP, ISIN or Common Code numbers. In relation to Definitive Registered Notes, a new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest and Additional Interest, if any, shall cease to accrue on Notes or portions thereof tendered for purchase or called for redemption.

Section 3.03    Notice of Redemption.

        (a)   At least 30 days (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before a redemption date, the Issuer shall deliver, pursuant to Section 12.02 hereof, a notice of redemption to each Holder whose Notes are to be redeemed and corresponding CUSIP, ISIN and Common Code numbers, except that a redemption notice may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Sections 8 or 11 of this Indenture. So long as the Notes are listed on the Luxembourg Stock Exchange, in connection with any redemption the Issuer shall notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

        (b)   The notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers and shall state:

            (i)  the redemption date;

           (ii)  the redemption price;

          (iii)  if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

          (iv)  if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the Definitive Registered Note;

           (v)  the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

          (vi)  that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Additional Interest, if any;

         (vii)  that, unless the Issuer defaults in making such redemption payment, interest, Additional Amounts, if any, and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;

        (viii)  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (ix)  the specific provision of this Indenture pursuant to which such Notes are to be redeemed.

        (c)   At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense in accordance with Section 12.02 hereof; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (unless such period is waived or reduced by the Trustee) and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is given in accordance with Section 3.03 and Section 12.02 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

Section 3.05    Deposit of Purchase or Redemption Price.

        (a)   By 10 am the Business Day prior to the purchase or redemption date, the Issuer shall deposit with the Principal Paying Agent (or, if requested by the Trustee, the Trustee) money in US Dollars with respect to the Dollar Notes or euro with respect to the Euro Notes sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or Principal Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or Principal Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest on, all Notes to be purchased or redeemed.

        (b)   If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a record date for the payment of interest or Additional Interest but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest or Additional Interest not so paid, in each case at the rate provided in the Notes, Section 4.01 hereof, in accordance with Section 2.15 hereof and the Registration Rights Agreement.

Section 3.06    Notes Redeemed in Part.

        Upon surrender of a Definitive Registered Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for (and in the Name of) the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

        At any time or from time to time on or prior to February 15, 2006, the Issuer may, at its option, redeem up to 40% in principal amount of the Dollar Notes (the "Dollar Redemption Amount") at a redemption price equal to 110.5% of the aggregate principal amount thereof, and up to 40% in principal amount of Euro Notes (the "Euro Redemption Amount") at a redemption price equal to 111.0% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to such redemption date, with the net proceeds of one or more Equity Offerings (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least $150 million (the "Minimum Dollar Amount") in principal amount of the Dollar Notes remains outstanding immediately after each such redemption of Dollar Notes and at least €100 million (the "Minimum Euro Amount") in principal amount of the Euro Notes remains outstanding immediately after each such redemption of Euro Notes; and provided further that, notwithstanding the immediately preceding proviso, (i) if (at the time of or as a consequence of any such redemption) the outstanding principal amount of the Dollar Notes is equal to or less than the Minimum Dollar Amount, net proceeds in an amount equal to the difference (as applicable) between (A) the Dollar Redemption Amount (calculated on the relevant redemption date) and (B) the net proceeds applied to redeem Dollar Notes on such redemption date may be applied to redeem Euro Notes in excess of the Euro Redemption Amount or (ii) if (at the time of or as a consequence of any such redemption) the outstanding principal amount of the Euro Notes would be equal to or less than the Minimum Euro Amount, net proceeds in an amount equal to the difference between (A) the Euro Redemption Amount (calculated on the relevant redemption date) and (B) the net proceeds applied to redeem Euro Notes on such redemption date may be applied to redeem Dollar Notes in excess of the Dollar Redemption Amount. Each such redemption shall occur within 60 days of the closing of the relevant Equity Offering.

        At any time or from time to time prior to February 15, 2008, the Issuer may redeem either or both of the Dollar Notes and the Euro Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice delivered to each Holder pursuant to Section 3.03 and Section 12.02 hereof at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to such redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        At any time or from time to time on and after February 15, 2008, the Issuer may redeem either or both of the Dollar Notes and the Euro Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice delivered to each Holder pursuant to Section 3.03 and Section 12.02 hereof at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if the Notes are redeemed during the twelve-month period beginning on February 15 in the years indicated below:

Year	Dollar Notes	Euro Notes
2008	105.250%	105.500%
2009	103.500%	103.667%
2010	101.750%	101.833%
2011 and thereafter	100.000%	100.000%

        Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08    Redemption for Taxation Reasons

        The Issuer may, at its option, redeem all but not part of either or both of the Dollar Notes and the Euro Notes, at any time upon not less than 30 nor more than 60 days' notice to the Holders thereof pursuant to Section 3.03 hereof, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption (a "Tax Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Interest and Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise, if the Issuer determines in good faith that, as a result of:

  (1)
  any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction affecting taxation which becomes effective after the issuance of the Notes on the Issue Date; or

  (2)
  any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in position becomes effective after the issuance of the Notes on the Issue Date;

the Payer is, or on the next interest payment date in respect of the Dollar Notes or the Euro Notes, as applicable, would be, required to pay Additional Amounts on such Notes and the Payer cannot avoid such obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new Principal Paying Agent in accordance with the first paragraph of Section 2.03 hereof). Notice of redemption for taxation reasons will be given in accordance with the provisions of Section 3.03 hereof.

        Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment were then due in respect of the Dollar Notes or the Euro Notes, as applicable. In any event, prior to the publication or mailing of any notice of redemption of the Dollar Notes or the Euro Notes, as applicable, pursuant to Section 3.03 hereof, the Issuer will deliver to the Trustee an Opinion of Counsel of independent tax counsel of recognized standing reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist and otherwise complying with Section 12.05 hereof. The Trustee will accept such Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

        For the avoidance of doubt, the Issuer will not be entitled to redeem the Notes as a consequence of the announcement or adoption of any EU Directive on the taxation of savings income similar to the draft directive published on 19 July 2001, or any law implementing or complying with, or introduced in order to conform to, such Directive.

Section 3.09    Mandatory Redemption.

        The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Issuer or any of its Subsidiaries may from time to time purchase Notes in the open market or pursuant to Section 4.10 hereof or Section 4.15 hereof or otherwise. All Notes so purchased will be cancelled pursuant to Section 2.11 hereof.

ARTICLE 4.
COVENANTS

Section 4.01    Payment of Notes.

        The Issuer shall pay or cause to be paid the principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and the Paying Agency Agreement. Principal, interest, premium, Additional Amounts, if any, and Additional Interest, if any, shall be considered paid on the date due if the Principal Paying Agent, if other than the Issuer thereof, receives such payment in the manner provided in the Paying Agency Agreement. The Issuer will pay all Additional Interest, if any, in the same manner and in the amounts set forth in the Registration Rights Agreement.

        Principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on Global Notes will be payable at the corporate trust office or agency of the Principal Paying Agent maintained in the City of London for such purposes. All payments on the Global Notes will be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.

        Principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on any Definitive Registered Notes will be payable at the corporate trust office or agency of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03 hereof. In addition, interest and Additional Interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the Register for such Definitive Registered Notes.

        The Issuer shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Paying Agents, a Registrar and Transfer Agents.

        Pursuant to the Paying Agency Agreement, the Issuer shall appoint and at all times maintain Paying Agents, a Registrar and Transfer Agents as agents of the Issuer in respect of the Notes as required by and in accordance with Section 2.03 hereof for the purpose of such Agents performing all obligations and duties imposed on such Agents by (and as set forth in) this Indenture and the Paying Agency Agreement.

Section 4.03    Reports and Other Information.

        The Issuer will file with the Commission, and (make available to the Trustee and the Holders (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission):

  (1)
  within 120 days after the end of each fiscal year, annual reports on Form 20-F, or any successor form containing the information required to be contained therein, or required in such successor form and including either, to the extent permitted under applicable law and Commission regulations, (i) a US GAAP reconciliation in substantially the form set out in the Form 20-F of Legrand S.A. for the year ended December 31, 2001, dated on or about January 22, 2003 or (ii) a reconciliation of EBITDA to US GAAP; provided that, in either case, such reconciliation shall be made to US GAAP as in effect on the date of such report or financial information;

  (2)
  within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, or any successor form, attaching (a) unaudited consolidated financial statements for each of the Issuer and FIMAF for the period then ended (and the comparable period in the prior year), in each case, prepared in accordance with, at the option of the Issuer, French GAAP or IAS (in each case as in effect on the date of such report or financial information) including either, to the extent permitted under applicable law and Commission regulations (i) a US GAAP reconciliation in substantially the form set out in the Form 20-F of Legrand S.A. for the year ended December 31, 2001, dated on or about January 22, 2003 or (ii) a reconciliation of EBITDA to US GAAP; provided that, in either case, such reconciliation shall be made to US GAAP as in effect on the date of such report or financial information, and (b) the information relating to the Issuer described in Item 5 of Form 20-F (i.e., Operating and Financial Review and Prospects (or Management's Discussion and Analysis of Financial Condition and Results of Operations));

  (3)
  promptly, from time to time, after the occurrence of any event required to be therein reported, other reports on Form 6-K or any successor form; and

  (4)
  promptly, from time to time, all other information that would be required to be contained in a report on Form 8-K (as such form is in effect on the first Issue Date of the Notes) if the Issuer were required to file such reports (and such information may be provided in a report on Form 6-K); provided, however, that the Issuer shall not be required to file a report on Form 6-K or 8-K pursuant to this clause (4) if the information or event that gave rise to the obligation to file such report is disclosed in a report referred to in clause (1), (2) or (3) above which is filed within 30 days of the date on which a report would otherwise have been required to be filed pursuant to this clause (4); and

provided that the Issuer shall not be obliged to file any reports referred to in clauses (1) through (4) above with the Commission if the Commission does not permit such filing, in which event the Issuer will provide such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would have been required to file such information with the Commission pursuant to the foregoing.

        Notwithstanding the foregoing, such requirements may be satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by filing the required information with respect to Legrand S.A. with the Commission under cover of a Form 6-K of Legrand S.A. and making such information available to the Trustee and the Holders, in each case, within the time periods referred to above.

        In addition, so long as the Notes remain outstanding and during any period during which the Issuer is not subject to Section 13 or 15(d) of the US Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuer will furnish to Holders and prospective purchasers of the Notes upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the US Securities Act.

        So long as the Notes are listed on the Luxembourg Stock Exchange, copies of the information and reports referred to in clauses (1) through (4) of the first paragraph of this Section 4.03 will be available during normal business hours at the offices of the Paying Agent in Luxembourg.

Section 4.04    Compliance Certificate.

        (a)   The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (without the need for any request by the Trustee) and (at any time) within 14 days of a request by the Trustee therefor, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year or, as the case may be, during the 12-month period ending on the date of such request, has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant made by it contained in this Indenture, and is not (and has not been since the date of the last such certificate, or if none, since the Issue Date) in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

        (b)   The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

        The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

        The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Limitations on Restricted Payments

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on account of the Issuer's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation, amalgamation or other combination involving the Issuer or any Restricted Subsidiary, other than:

  (x)
  dividends or distributions payable in Equity Interests (other than Disqualified Share Capital) of the Issuer; or

  (y)
  dividends or distributions by a Restricted Subsidiary on any class of its Share Capital so long as, in the case of any dividend or distribution by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary of the Issuer receives at least its pro rata share of such dividend or distribution (based on its ownership of the relevant class of Share Capital);

  (2)
  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Company of the Issuer, including in connection with any merger, consolidation, amalgamation or other combination (in any case, held by Persons other than the Issuer or a Restricted Subsidiary of the Issuer);

  (3)
  make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, in each case, prior to any originally scheduled repayment, sinking fund payment or maturity date, any Subordinated Indebtedness, other than Indebtedness owing to the Issuer permitted under clause (7) of the second paragraph of Section 4.09 hereof;

  (4)
  make any Restricted Investment; or

  (5)
  pay any interest on the Subordinated Shareholder PIK Loan (other than by capitalization to principal) or on any other Shareholder Debt (other than by capitalization to principal or through the issuance of additional Shareholder Debt) issued pursuant to clause (15) of the second paragraph of Section 4.09 hereof;

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"), unless:

  (a)
  no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment and immediately after giving effect thereto;

  (b)
  immediately after giving effect to such Restricted Payment, on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Issuer could incur at least €1.00 of additional Indebtedness under the provisions of the first paragraph of Section 4.09 hereof; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted below by clauses (1), (2) (with respect to the payment of dividends on Refunding Share Capital pursuant to clause (b) thereof), (4) (only to the extent that amounts that could have been paid pursuant to such clause if €5 million and €10 million were substituted in such clause for €10 million and €20 million respectively), (6) and (8) of the next succeeding paragraph of this Section 4.07, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of:

  (i)
  50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter of the Issuer commencing after the Issue Date, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

  (ii)
  100% of the aggregate net cash proceeds and the fair market value (as determined in good faith by the Issuer) of marketable securities received by the Issuer since immediately after the Issue Date as consideration for the issue or sale of:

  (A)
  Equity Interests (other than Disqualified Share Capital) of the Issuer, including Retired Share Capital (as defined below) but excluding the net cash proceeds from, and the fair market value of marketable securities received in consideration of, the issuance of:

  (I)
  Equity Interests to members of management, directors or consultants of (x) the Issuer, (y) any Parent Company of the Issuer or (z) any Subsidiary of the Issuer, in each case, to the extent any Restricted Payment has been made in reliance on such net cash proceeds or marketable securities pursuant to clause (4)(a) of the next succeeding paragraph;

  (II)
  Designated Preference Shares;

  (III)
  Excluded Contributions;

  (IV)
  Refunding Share Capital;

  (V)
  Equity Interests issued or sold to a Restricted Subsidiary of the Issuer; and

  (VI)
  Equity Interests, to the extent any Indebtedness has been incurred in reliance on the net cash proceeds from the issuance thereof pursuant to clause (16) of the second paragraph of Section 4.09 hereof; plus

  (B)
  debt securities or Disqualified Share Capital of the Issuer, in either case, that have been converted into or exchanged for Equity Interests (other than Disqualified Share Capital or Designated Preference Shares) of the Issuer or Shareholder Debt, but excluding the net cash proceeds from, and the fair market value of marketable securities (as determined in good faith by the Issuer) received in consideration of, the issuance of:

  (I)
  Refunding Share Capital;

  (II)
  debt securities or Disqualified Share Capital issued or sold to a Restricted Subsidiary of the Issuer; and

  (III)
  Indebtedness incurred pursuant to clause 16 of the second paragraph of Section 4.09 hereof; plus

    (iii)
    100% of the cash and the fair market value (as determined in good faith by the Issuer) of all marketable securities contributed to the equity of the Issuer following the Issue Date (other than by a Restricted Subsidiary and other than pursuant to the issuance by the Issuer of Disqualified Share Capital or Refunding Share Capital); plus

    (iv)
    100% of the cash and the fair market value (as determined in good faith by the Issuer) of marketable securities received by the Issuer or any of its Restricted Subsidiaries in connection with:

    (A)
    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments by the Issuer or any of its Restricted Subsidiaries at any time following the Issue Date, the repurchase or redemption of any such Restricted Investment at any time after the Issue Date and held by the Issuer or any of its Restricted Subsidiaries (other than any such repurchase or redemption by the Issuer or a Restricted Subsidiary of the Issuer) and the repayment of loans or advances made after the Issue Date constituting Restricted Investments and owing to the Issuer or any of its Restricted Subsidiaries (in each case, other than Restricted Investments made pursuant to clause (9) or (13) of the next paragraph of this Section 4.07;

    (B)
    the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Share Capital of an Unrestricted Subsidiary of the Issuer (except to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (9) or (13) of the next paragraph of this Section 4.07 or to the extent such Investment constitutes a Permitted Investment); and

    (C)
    any dividend or distribution made by an Unrestricted Subsidiary (except to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (9) or (13) of the next paragraph of this Section 4.07 or to the extent such Investment constitutes a Permitted Investment); plus

    (v)
    in case an Unrestricted Subsidiary designated as an Unrestricted Subsidiary after the Issue Date is redesignated as a Restricted Subsidiary, the fair market value of the Investments by the Issuer or any of its Restricted Subsidiaries in such Unrestricted Subsidiary as determined either:

    (A)
    by the Board of Directors in good faith; or

    (B)
    if, such fair market value may exceed €50 million, in writing by an independent investment banking firm of internationally recognized standing, in either case, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clauses (9) or (13) below or to the extent such Investment constituted a Permitted Investment); plus

    (vi)
    100% of the cash received by the Issuer in connection with the incurrence of any Shareholder Debt.

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would have complied with the provisions of this Indenture;

  (2)
  (a) the redemption, repurchase, retirement or other acquisition of (i) Equity Interests ("Retired Share Capital") of the Issuer or any Parent Company of the Issuer (or any Management Equity Subsidiary) or (ii) Subordinated Indebtedness, in each case, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Share Capital or Designated Preference Shares) of the Issuer ("Refunding Share Capital") and (b) if immediately prior to the redemption, repurchase, retirement or other acquisition of Retired Share Capital, the declaration and payment of dividends thereon or with respect thereto was permitted under clause (6)(a) or (b), the declaration and payment of dividends on the Refunding Share Capital (other than Refunding Share Capital the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Company of the Issuer) in an aggregate amount per annum not exceeding the aggregate amount of dividends per annum that could have been declared and paid pursuant to clause (6)(a) or (b) on or with respect to such Retired Share Capital immediately prior to such retirement;

  (3)
  the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Indebtedness (the "Subordinated Refinancing Indebtedness") of the Issuer or FIMAF incurred in compliance with Section 4.09 hereof; provided that:

  (a)
  the principal amount of the Subordinated Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being so redeemed, repurchased, retired or acquired, plus any premium paid in connection with such redemption, repurchase, retirement or other acquisition;

  (b)
  such Subordinated Refinancing Indebtedness is subordinated in right of payment to, and subject to the same remedy bars in favor of holders of, the Notes or the Subordinated Intercompany Funding Loan, as applicable, at least to the same extent as the Indebtedness so redeemed, repurchased, retired or acquired (and the holder of such Indebtedness has acceded to the Existing Intercreditor Deed or entered into an agreement with the Issuer, FIMAF and the Trustee on substantially equivalent terms as those set out in the Existing Intercreditor Deed to give effect to such subordination and remedy bars);

  (c)
  if the Indebtedness being refinanced by such Subordinated Refinancing Indebtedness provided that interest thereon could, at the option of the borrower or issuer thereunder, be paid by capitalization to principal or in kind, any such Subordinated Refinancing Indebtedness provides that interest thereon may be paid, at the option of the borrower or issuer, by capitalization to principal or in kind;

  (d)
  if the Indebtedness being refinanced by such Subordinated Refinancing Indebtedness was incurred by the Issuer or FIMAF, the related Subordinated Refinancing Indebtedness is incurred by the Issuer or FIMAF, respectively;

  (e)
  such Subordinated Refinancing Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, retired or acquired; and

  (f)
  such Subordinated Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, retired or acquired;

  (4)
  a Restricted Payment made to pay for, or to fund the redemption, repurchase, retirement or other acquisition for value of, Equity Interests of the Issuer, any Parent Company of the Issuer or any Management Equity Subsidiary held by or for the benefit of any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any Parent Company of the Issuer pursuant to any management equity plan, share option plan or any other management or employee benefit plan or agreement with respect to the management or employees of the Issuer and its Subsidiaries; provided that the aggregate Restricted Payments made pursuant to this clause (4) do not exceed in any calendar year €10 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of €20 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the net cash proceeds received after the Issue Date from the sale of Equity Interests (other than Disqualified Share Capital, Refunding Share Capital or Designated Preference Shares) of the Issuer and, to the extent contributed to the equity (other than through the issuance of Disqualified Share Capital, Refunding Share Capital and Designated Preference Shares) of the Issuer, Equity Interests of any Parent Company of the Issuer and/or any Management Equity Subsidiary, in each case, to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Company of the Issuer, in each case, to the extent Restricted Payments have not been made pursuant to clause (c) of the preceding paragraph in reliance on such net cash proceeds; plus

  (b)
  the net cash proceeds of key man life insurance received after the Issue Date by the Issuer or any of its Restricted Subsidiaries and, to the extent contributed to the equity (other than through the issuance of Disqualified Share Capital, Refunding Share Capital or Designated Preference Shares) of the Issuer after the Issue Date, by any Parent Company of the Issuer and/or any Management Equity Subsidiary; less

  (c)
  the amount of any Restricted Payment previously made pursuant to clause (a) or (b) of this clause (4);

    and provided further that any cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries by any Management Equity Subsidiary, or any members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Company of the Issuer issued to such persons under a management equity plan, share option plan or any other management or employee benefit plan or agreement in connection with a repurchase of such Equity Interests will not constitute a Restricted Payment for purposes of the Indenture;

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Share Capital of the Issuer or any preference shares of a Restricted Subsidiary issued in accordance with Section 4.09 hereof;

  (6)
  (a)
  the declaration and payment of dividends to holders of any class or series of Designated Preference Shares of the Issuer issued after the Issue Date;

  (b)
  the declaration and payment of dividends to a Parent Company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preference Shares of such Parent Company issued after the Issue Date;

  provided that the amount of all dividends declared or paid pursuant to clause (b) shall not exceed the aggregate amount of cash proceeds contributed to the equity (other than through the issuance of Disqualified Share Capital or Refunding Share Capital of the Issuer) of the Issuer from the sale of such Designated Preference Shares; and

    (c)
    the declaration and payment of dividends on Refunding Share Capital in excess of the dividends declarable and payable thereon pursuant to clause (2)(b);

  provided that, in the case of clauses (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of the issuance of such Designated Preference Shares or the declaration of such dividends on such Refunding Share Capital, after giving effect to such issuance or declaration on a pro forma basis, the Issuer's Fixed Charge Coverage Ratio would have been at least 2.00 to 1.00;

  (7)
  repurchases of Equity Interests deemed to occur upon exercise of options, warrants or other securities, if such Equity Interests represent a portion of the exercise price of such options, warrants or other securities;

  (8)
  following the first public offering of the Issuer's ordinary shares or the ordinary shares of any Parent Company of the Issuer (in each case, other than a public offering constituting an Excluded Contribution), the payment of dividends on the Issuer's ordinary shares of up to 6% per annum of the net cash proceeds received by the Issuer in any such public offering (or contributed in cash to the Issuer's equity with the net cash proceeds of any such public offering by any Parent Company of the Issuer);

  (9)
  Investments made with the proceeds of Excluded Contributions;

  (10)
  the declaration and payment of dividends or other distributions by the Issuer to, or the making of loans to, any Parent Company of the Issuer in amounts and at times required to pay:

  (a)
  franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of any Parent Company of the Issuer or any Management Equity Subsidiary;

  (b)
  any income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries;

  (c)
  customary salary, bonus and other benefits payable to officers and employees of any Parent Company of the Issuer or any Management Equity Subsidiary to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

  (d)
  general corporate overhead expenses of any Parent Company of the Issuer or any Management Equity Subsidiary to the extent such expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including fees and expenses properly incurred in the ordinary course of business to auditors and legal advisors;

  (11)
  payment of any Receivables Fees;

  (12)
  payment of, and any dividend or other distribution by the Issuer or any Restricted Subsidiary of the Issuer to fund the payment of, fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case, to the extent permitted by the provisions of Section 4.11 hereof;

  (13)
  Investments in Unrestricted Subsidiaries or Associates having an aggregate fair market value, as determined in good faith by the Issuer, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed €25 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

  (14)
  other Restricted Payments in an aggregate amount not to exceed €50 million;

provided, however, that after giving effect to any Restricted Payment referred to in clauses (4), (5), (6), (8), (13) and (14) of this paragraph, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Issuer's Subsidiaries will be Restricted Subsidiaries. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph or second paragraph of this Section 4.07, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

        The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary only pursuant to the provisions of Section 4.16 hereof.

Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

  (1)
  (a)    pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary:

    (I)
    on its Share Capital; or

    (II)
    with respect to any other interest or participation in, or measured by, its profits; or

  (b)
  pay any Indebtedness (including the Subordinated Intercompany Funding Loan and/or the Dollar Subordinated Intercompany Funding Loan) owed to the Issuer or any Restricted Subsidiary

  (2)
  make loans or advances to the Issuer or any Restricted Subsidiary; or

  (3)
  sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

        The preceding paragraph will not prohibit any such encumbrances or restrictions existing under or by reason of:

  (1)
  any agreement or instrument in effect at or entered into on the Issue Date (including the Existing Senior Credit Facility, this Indenture, the Notes, the Subordinated Intercompany Funding Loan, the Existing Intercreditor Deed, and the Priority Deed);

  (2)
  pursuant to any agreement or instrument of a Person, or related to Indebtedness or Share Capital of a Person, which Person is acquired by or merged amalgamated, consolidated or otherwise combined with or into the Issuer or any of its Restricted Subsidiaries, or which agreement or instrument is assumed by the Issuer or any of its Restricted Subsidiaries in connection with an acquisition of assets from such person, as in effect at the time of such acquisition, merger, amalgamation, consolidation or combination (except to the extent that such Indebtedness was incurred to finance, or otherwise incurred in connection with, such acquisition, amalgamation, merger, consolidation or combination); provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Issuer or any of its Restricted Subsidiaries, as the case may be, when such Person becomes the Successor Company;

  (3)
  pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in, clause (1) or (2) of this Section 4.08 or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modifications to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Issuer);

  (4)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of the preceding paragraph on the property so acquired;

  (5)
  applicable law or any applicable rule, regulation or order or any governmental or regulatory authority;

  (6)
  contracts for the sale of assets relating only to the assets subject to such contract, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Share Capital or assets of such Subsidiary;

  (7)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under Section 4.09 and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  any agreement or instrument (A) relating to any Indebtedness of a Restricted Subsidiary permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Notes than the encumbrances and restrictions contained in the Existing Senior Credit Agreement (as determined in good faith by the Issuer) or (ii) if the encumbrances and restrictions are not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Issuer) and either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer's ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness, (B) constituting an Intercreditor Deed on terms substantially equivalent to the Existing Intercreditor Deed, provided that any such Intercreditor Deed does not prohibit payment of the principal of the Subordinated Intercompany Funding Loan at maturity of the Notes or (C) relating to any loan or advance by the Issuer to a Restricted Subsidiary subsequent to the Issue Date; provided that with respect to clause (C) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Existing Senior Credit Agreement, the Subordinated Intercompany Funding Loan and the Existing Intercreditor Deed (as in effect on the Issue Date);

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary restrictions on fiduciary cash held by the Issuer's Restricted Subsidiaries;

  (12)
  customary provisions contained in leases and other agreements entered into in the ordinary course of business or any Permitted Lien; and

  (13)
  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of FIMAF, are necessary or advisable to effect such Receivables Facility.

Section 4.09    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Share Capital and Preference Shares.

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise (collectively, "incur" and, collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness), the Issuer will not issue any Disqualified Share Capital, and the Issuer will not permit any Restricted Subsidiary to issue any preference shares; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Share Capital and any Restricted Subsidiary of the Issuer may incur Acquired Indebtedness or Non-Public Indebtedness or issue preference shares if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Share Capital or preference shares are issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Share Capital or preference shares had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

  (1)
  Indebtedness incurred by FIMAF or any Restricted Subsidiary of FIMAF under the Credit Facilities (with letters of credit, guarantees and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of €2.122 billion outstanding at any one time less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any of its Restricted Subsidiaries since the Issue Date to repay any Indebtedness under the Credit Facilities pursuant to the second paragraph of Section 4.10 hereof;

  (2)
  Indebtedness represented by the Notes (other than any Additional Notes), the Subordinated Intercompany Funding Loan, the Assignment Agreement or any Permitted Subordinated Intercompany Funding Loan Assignment Agreement;

  (3)
  Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

  (4)
  Indebtedness of the Issuer and any Restricted Subsidiary of the Issuer (A) including Capitalized Lease Obligations, mortgage financings, purchase money obligations or other financings, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Similar Business or (B) otherwise incurred to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Share Capital of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness (as defined below) incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (4), does not exceed the greater of €75 million and 5.0% of Total Assets as of the date of such incurrence;

  (5)
  Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness incurred with respect to reimbursement type obligations regarding workers' compensation claims; provided that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

  (6)
  Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Share Capital of a Subsidiary, other than guarantees of Indebtedness of the Subsidiary disposed of, or incurred or assumed by any Person acquiring all or any portion of such business, assets or Share Capital for the purpose of financing such acquisition; provided that:

  (a)
  such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a); and

  (b)
  the maximum liability of the Issuer and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value (as determined in good faith by the Issuer) of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

  (7)
  Indebtedness of the Issuer or any of its Restricted Subsidiaries owed to the Issuer or any of its Restricted Subsidiaries; providedthat:

  (a)
  if the Issuer or FIMAF is the obligor on such Indebtedness, such Indebtedness must either (i) be (A) made pursuant to a loan agreement or other written instrument and (B) expressly subordinated in right of payment to all Obligations with respect to the Notes, in the case of the Issuer, or the Subordinated Intercompany Funding Loan, in the case of FIMAF or (ii) constitute a Working Capital Intercompany Loan; and

  (b)
  any subsequent issuance or transfer of any Share Capital or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness by the Issuer or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

  (8)
  preference shares of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Share Capital or any other event which results in any such Restricted Subsidiary to which any such preference shares have been issued ceasing to be a Restricted Subsidiary or any subsequent transfer of any such preference shares (except to the Issuer or any of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such preference shares not permitted by this clause (8);

  (9)
  Hedging Obligations incurred (A) for the purpose of fixing or hedging interest rate risk with respect to or in connection with any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (B) for the purpose of fixing or hedging currency exchange rate risk or changes in the prices of commodities and, in each case, not entered into for speculative purposes and including any such Hedging Obligations incurred in connection with the issuance of the Notes;

  (10)
  Obligations in respect of performance and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

  (11)
  Indebtedness and/or Disqualified Share Capital of the Issuer and preference shares of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount (or liquidation preference or redemption price, as the case may be) of all other Indebtedness, Disqualified Share Capital and preference shares then outstanding and incurred pursuant to this clause (11), does not at any one time exceed €250 million; provided that any Indebtedness, Disqualified Share Capital or preference shares incurred or issued pursuant to this clause (11) shall cease to be deemed incurred, issued or outstanding for purposes of this clause (11) but shall be deemed incurred or issued for the purposes of the first paragraph of this Section 4.09 from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Disqualified Share Capital or issued such preference shares under the first paragraph of this covenant without reliance on this clause (11);

  (12)
  (a)
  any guarantee by the Issuer of Indebtedness of any Restricted Subsidiary so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of this Indenture;

  (b)
  any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted under the terms of this Indenture; provided that such guarantee is incurred in accordance with Section 4.17 hereof.

  (13)
  the incurrence by the Issuer of Indebtedness or Disqualified Share Capital or by any Restricted Subsidiary of the Issuer of Indebtedness or preference shares which serves to refund or refinance any Indebtedness, Disqualified Share Capital or preference shares incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (4) above, this clause (13) or clauses (14) and (16) below or any Indebtedness, Disqualified Share Capital or preference shares issued to so refund or refinance such Indebtedness, Disqualified Share Capital and preference shares, including additional Indebtedness, Disqualified Share Capital and/or preference shares incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided that:

  (a)
  such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Share Capital or preference shares being refunded or refinanced;

  (b)
  to the extent such Refinancing Indebtedness refinances (i) Subordinated Indebtedness or Indebtedness which ranks pari passu with the Notes or the Subordinated Funding Intercompany Loan, as the case may be, such Refinancing Indebtedness must be subordinated in right of payment to, or pari passu with the Notes or the Subordinated Funding Intercompany Loan, as the case may be, at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Share Capital, such Refinancing Indebtedness must be preference shares;

  (c)
  such Refinancing Indebtedness shall not include Indebtedness or preference shares of a Restricted Subsidiary that refinances Indebtedness or Disqualified Share Capital of the Issuer; and

  (d)
  Non-Public Indebtedness may not be refinanced with Public Indebtedness unless such Non-Public Indebtedness is Indebtedness incurred after the Issue Date that the Indenture would have permitted to have been Public Indebtedness when initially incurred;

      provided further that sub-clause (a) and (b) of this clause (13) will not apply to any Refinancing Indebtedness of any Restricted Subsidiary;

  (14)
  Indebtedness, Disqualified Share Capital or preference shares of Persons that are acquired by the Issuer or any Restricted Subsidiary of the Issuer or merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or a Restricted Subsidiary of the Issuer in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Share Capital or preference shares are not incurred or issued in contemplation of such acquisition, merger, consolidation, amalgamation or other combination, and, after giving effect to such acquisition, merger, consolidation, amalgamation or other combination, either:

  (a)
  the Issuer or such Restricted Subsidiary would be permitted to incur at least €1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

  (b)
  the Fixed Charge Coverage Ratio of the Issuer is no less than immediately prior to such acquisition, merger, consolidation, amalgamation or other combination;

  (15)
  the issuance by the Issuer of (A) the Subordinated Shareholder PIK Loan and (B) additional Shareholder Debt; and

  (16)
  Indebtedness of the Issuer and any Restricted Subsidiary of the Issuer (A) including Capitalized Lease Obligations, mortgage financings, purchase money obligations or other financings, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Similar Business or (B) otherwise incurred in connection with the acquisition of all of the Share Capital or all or substantially all of the assets of a Person engaged in Similar Business up to an amount for all Indebtedness incurred pursuant to this clause (16) equal to 100% of the net cash proceeds received by the Issuer from the issuance or sale (other than to a Restricted Subsidiary) of its Shareholder Debt or Equity Interests (other than Disqualified Share Capital, Designated Preference Shares or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Share Capital, Designated Preference Shares or an Excluded Contribution) of the Issuer, in each case, subsequent to the Issue Date; provided, however, that any such net cash proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under clause (c) of the first paragraph and clause (2), (4) and (8) of the second paragraph of Section 4.07 hereof to the extent the Issuer and its Restricted Subsidiaries incur Indebtedness or issue Disqualified Share Capital or preference shares in reliance thereon.

        Notwithstanding anything to the contrary set forth in this Section 4.09, in no event shall any Restricted Subsidiary of the Issuer (other than a Finance Subsidiary) be permitted to incur Public Indebtedness, other than any such Indebtedness (i) constituting Acquired Indebtedness which is not incurred in contemplation of any acquisition or (ii) incurred pursuant to clauses (3), (4)(A), (11), (12)(b), (13) or (16)(A) of the immediately preceding paragraph.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Share Capital or preference shares meets the criteria of more than one of the categories described in clauses (1) through (16) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Issuer shall, in its sole discretion, classify such item of Indebtedness, Disqualified Share Capital or preference shares in any manner that complies with this covenant and such item of Indebtedness, Disqualified Share Capital or preference shares will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof (except as otherwise set forth in clause (11).

        The accrual of interest or dividends, the accretion of accreted value or original issue discount, and the payment of interest or dividends in the form of additional Indebtedness (including Shareholder Debt), Disqualified Share Capital or preference shares with substantially equivalent terms will not be deemed to be an incurrence of Indebtedness, Disqualified Share Capital or preference shares for purposes of this covenant.

        For purposes of determining compliance with this Section 4.09, the euro-equivalent principal amount of Indebtedness denominated in any currency other than euro shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro denominated Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving debt; provided that, if Indebtedness is incurred to refinance other Indebtedness denominated in a different currency, and such refinancing would cause a euro-denominated restriction specified in this Section 4.09 to be exceeded if calculated at the otherwise applicable currency exchange rate, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        Subject to the preceding proviso, the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10    Asset Sales.

        The Issuer will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

  (1)
  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

  (2)
  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

  (a)
  any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than Subordinated Indebtedness), in each case, that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing;

  (b)
  any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

  (c)
  any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time such Designated Noncash Consideration is received and without giving effect to subsequent changes in value), shall be deemed to be "cash" for purposes of this provision and for no other purpose under the Indenture or the Notes.

        Within 365 days after receipt of the Net Proceeds of any Asset Sale by the Issuer or any Restricted Subsidiary, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

  (1)
  to permanently repay or redeem:

  (a)
  Obligations under Indebtedness (other than Subordinated Indebtedness) under Credit Facilities (and to correspondingly permanently reduce commitments thereunder);

  (b)
  Obligations under Pari Passu Indebtedness; provided that (x) if the Notes are then redeemable at the Issuer's option, the Issuer shall redeem or repay such Pari Passu Indebtedness only if the Issuer redeems Notes (pro rata across each series) with an aggregate principal amount at least equal to the proportion that the total aggregate principal amount of Notes outstanding bears to the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such Pari Passu Indebtedness and (y) if the Notes are not then redeemable at the Issuer's option, the Issuer shall redeem or repay such Pari Passu Indebtedness only if the Issuer makes an offer to the Holders of each series of Notes to purchase their Notes in accordance with the provisions set forth below for an Asset Sale Offer for an aggregate principal amount of each series of Notes that would otherwise be redeemed; or

    (c)
    Obligations under Indebtedness of a Restricted Subsidiary, other than (i) Indebtedness owed to the Issuer or another Restricted Subsidiary, (ii) Subordinated Indebtedness of FIMAF or (iii) Pari Passu Indebtedness of any Finance Subsidiary; or

  (2)
  to an investment in:

  (a)
  one or more businesses; provided that such investment is in the form of the acquisition of Share Capital and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Share Capital of such business such that such business constitutes a Restricted Subsidiary immediately following such investment;

  (b)
  capital expenditures of the Issuer or any of its Restricted Subsidiaries;

  (c)
  the acquisition of other assets,

  in each case, engaged in, or used or useful in, a Similar Business; provided, however, that any such investment made pursuant to a definitive agreement executed within 12 months following the date of the Asset Sale will satisfy this requirement even if the investment occurs more than 12 months after the Asset Sale so long as the investment is consummated within 12 months of the execution of the definitive agreement; and/or

  (3)
  to an investment in:

  (a)
  one or more businesses; provided that such investment is in the form of the acquisition of Share Capital and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Share Capital of such business such that it constitutes a Restricted Subsidiary immediately following such investment;

  (b)
  properties, or

  (c)
  other assets,

  in each case, that replace the business, property and/or assets that are the subject of such Asset Sale; provided, however, that any such investment made pursuant to a definitive agreement executed within 12 months following the date of the Asset Sale will satisfy this requirement even if the investment occurs more than 12 months after the Asset Sale so long as the investment is consummated within 12 months of the execution of the definitive agreement.

        Any Net Proceeds from an Asset Sale that are not applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds €25 million, the Issuer shall make an offer in accordance with the procedures set forth in this Section 4.10, pro rata to all Holders of Notes and all holders of Pari Passu Indebtedness that contains provisions similar to those set forth in this Section 4.10 with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount (on a pro rata basis) of each series of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). The Asset Sale offer will provide for an offer price in cash in respect of the Notes and any Pari Passu Indebtedness equal to 100% of the principal amount thereof, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to the date fixed for such purchase.

        The Issuer will commence each Asset Sale Offer within ten Business Days after the date on which the Excess Proceeds exceed €25 million by delivering the notice required pursuant to the sixth paragraph of this Section 4.10. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.10 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        If the Purchase Date is on or after a record date for the payment of interest or Additional Interest and on or before the related payment date, any accrued and unpaid interest and Additional Interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no interest or Additional Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Issuer shall deliver a notice to the Trustee and each of the Holders pursuant to Section 12.02 hereof. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

  (i)
  that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer shall remain open;

  (ii)
  the Offer Amount, the purchase price and the Purchase Date;

  (iii)
  that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest;

  (iv)
  that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Additional Interest after the Purchase Date;

  (v)
  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 or €1,000 only, as the case may be;

  (vi)
  that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer through the facilities of the Depositary, to the account of the Issuer, or the Paying Agent specified in the notice at least one Business Day before the Purchase Date;

  (vii)
  that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

  (viii)
  that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be purchased will be selected as provided in this Section 4.10 (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of` $1,000 or €1,000, or integral multiples thereof, as the case may be, will be purchased); and

  (ix)
  that Holders whose Definitive Registered Notes were purchased only in part shall be issued new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Notes.

        On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.10. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) deliver to each tendering Holder in the manner specified in the Notes an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase. In connection with any purchase of Global Notes pursuant hereto, the Trustee shall endorse such Global Notes to reflect the decrease in principal amount of such Global Note resulting from such purchase. In connection with any partial purchase of Definitive Registered Notes, the Issuer shall promptly issue a new Definitive Registered Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Definitive Registered Note to the tendering Holder, in a principal amount equal to any unpurchased portion of the Definitive Registered Note surrendered. Any Note tendered but not accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

        To the extent the aggregate amount of Notes and such other Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer and/or its Restricted Subsidiaries may use the remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered by the Holders and the holders of such Pari Passu Indebtedness exceeds the Excess Proceeds, the Notes shall be selected for purchase on a pro rata basis and, in the case of such other Pari Passu Indebtedness, as the trustee or agent in relation thereto shall determine. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

        Pending the final application of any Net Proceeds pursuant to the above provisions, the Issuer and/or its Restricted Subsidiaries may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the US Exchange Act and any other securities laws and regulations, including any securities laws of Luxembourg and France, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11    Transactions with Affiliates.

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of €10 million, unless:

  (1)
  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

  (2)
  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of €15 million a resolution adopted by a majority of the members of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers' Certificate delivered to the Trustee certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among the Issuer and/or any of its Restricted Subsidiaries;

  (2)
  Restricted Payments permitted by the provisions of the Indenture described in Section 4.07 hereof and Permitted Investments;

  (3)
  the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to Kohlberg Kravis Roberts & Co. L.P., Wendel Investissement and/or any member of the Consortium (whether directly or through one or more Parent Companies of the Issuer);

  (4)
  payment of reasonable and customary fees to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its Parent Companies or any Restricted Subsidiary of the Issuer;

  (5)
  payments by the Issuer or any Restricted Subsidiary to Kohlberg Kravis Roberts & Co. LP, Wendel Investissement and/or any member of the Consortium (whether directly or through one or more Parent Companies of the Issuer) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Issuer in good faith;

  (6)
  transactions as to which the Issuer or the relevant Restricted Subsidiary, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary as the case may be, from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (7)
  payments or loans (or cancellation of loans) to or for the benefit of any Management Equity Subsidiary and/or management, employees or consultants of the Issuer, any Parent Company of the Issuer or any Restricted Subsidiary of the Issuer, in each case, which are approved by a majority of the members of the Board of Directors of the Issuer in good faith;

  (8)
  any agreement of the Issuer and/or its Restricted Subsidiaries as in effect as of the Issue Date, including each agreement entered into in connection with the Transactions, or any amendment thereto after the Issue Date (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

  (9)
  the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of any shareholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders in any material respect;

  (10)
  the Transactions and the payment of fees and expenses related to the Transactions;

  (11)
  transactions with customers, clients, suppliers, purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the good faith determination of a majority of the members of the Board of Directors of the Issuer or of the senior management thereof, or are on terms at least as favorable to the Issuer or the relevant Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party;

  (12)
  the issuance of (A) Equity Interests (other than Disqualified Share Capital) of the Issuer to any Permitted Holder, Parent Company of the Issuer, Management Equity Subsidiary or any member of management, employee or consultant of the Issuer, any Restricted Subsidiary of the Issuer and any direct or indirect Parent Company of the Issuer and (B) Shareholder Debt, provided that the terms of such Shareholder Debt are either (1) substantially equivalent to the Subordinated Shareholder PIK Loan or (2) the interest rate and other financial terms of such Shareholder Debt are approved by a majority of the members of the Board of Directors of the Issuer in good faith; and

  (13)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

Section 4.12    Liens.

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens), in each case, to secure any Indebtedness on any asset or property of the Issuer or its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom (the "Initial Lien"), in each case, unless, at or prior thereto the Notes are equally and ratably secured with (or senior to, in the event the Lien relates to Subordinated Indebtedness) the Obligations so secured.

        Any such Lien will be automatically and unconditionally released and discharged concurrently with (i) the unconditional release of the Initial Lien by the holders of the Indebtedness secured thereby (other than as a consequence of an enforcement action with respect to such assets), (ii) if the assets subject to such Lien, or all of the Share Capital of the owner of such assets or any Holding Company of such owner owned by the Issuer and its Subsidiaries or any Holding Company of such owner, in each case, to any Person other than an Affiliate is sold (and the proceeds therefrom are applied) in accordance with Section 4.10 hereof, (iii) upon the full and final payment of all amounts payable by the Issuer under the Notes and this Indenture or (iv) upon the Legal Defeasance or discharge of the Notes in accordance with Section 11.01 hereof.

Section 4.13    Holding Company Status.

        While the Vendor PIK Loan is outstanding, the Issuer will not and will not permit any of its Restricted Subsidiaries to:

  (1)
  merge, consolidate, amalgamate or otherwise combine with or into or wind up into NewSub 1 (whether or not the Issuer or such Restricted Subsidiary is the surviving entity); provided that NewSub 1 may merge, consolidate, amalgamate or otherwise combine with the Issuer if the Issuer is the surviving company and at or prior to the time of such transaction the holder of the Vendor PIK Loan executes and delivers to the Trustee an intercreditor agreement which subordinates the Vendor PIK Loan to the Notes at least to the same extent as the Subordinated Shareholder PIK Loan (including with respect to remedy bars); or

  (2)
  sell, assign, transfer, lease, convey or otherwise dispose of any properties or assets to NewSub 1 unless such sale, assignment, transfer, lease, conveyance or other disposition could be paid as a dividend or otherwise distributed to a Parent Company of the Issuer in accordance with Section 4.07 hereof.

Section 4.14    Corporate Existence.

        Subject to Section 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Significant Subsidiary.

Section 4.15    Offer to Repurchase Upon Change of Control.

        If a Change of Control occurs, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following a Change of Control, the Issuer will give notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase all Notes on the Change of Control Payment Date specified in the notice given to the Holders pursuant to Section 3.03 hereof. If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the Issuer will publish a copy of such notice in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) pursuant to the provisions of Section 12.02 hereof. Such notice shall contain the following information:

  (1)
  a Change of Control Offer is being made pursuant to Section 4.15 of this Indenture, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase;

  (2)
  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is given (the "Change of Control Payment Date");

  (3)
  any Note not properly tendered will remain outstanding and continue to accrue interest;

  (4)
  unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  (5)
  Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Principal Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; provided, however, that in relation to any Book Entry Interest, a holder of such Book Entry Interests may exercise its option to have such Book Entry Interest purchased through the facilities of DTC, Euroclear and/or Clearstream, as applicable, in each case, subject to their rules and regulations;

  (6)
  Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes if the Principal Paying Agent receives, not later than the close of business on the last day of the Offer Period (as defined herein), a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

  (7)
  if applicable, a Holder whose Definitive Registered Notes are being purchased in part will be issued new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 or €1,000 in principal amount, as the case may be, or an integral multiple thereof.

        Prior to complying with the provisions of this Section 4.15, but in any event within 30 days following a Change of Control, the Issuer will, and will cause its Subsidiaries to, either (i) repay all outstanding Indebtedness (other than the Notes) that prohibits the Issuer or its Subsidiaries from funding any purchase by the Issuer of Notes pursuant to the Change of Control Offer, or that prohibits the Issuer from repurchasing Notes in a Change of Control Offer, or (ii) obtain the requisite consents, if any, under any such outstanding Indebtedness, in each case, necessary to permit the Issuer and its Subsidiaries to fund the repurchase by the Issuer of Notes pursuant to the Change of Control Offer and to permit the Issuer to repurchase the Notes in a Change of Control Offer; provided that the failure to repay such Indebtedness or obtain such consent will not affect the Issuer's obligation to make a Change of Control Offer.

        The Issuer will comply with the requirements of Rule 14e-1 under the US Exchange Act and any other securities laws and regulations, including any securities laws of Luxembourg and France, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Principal Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered;

  (3)
  deliver, or cause to be delivered, to the Trustee an Officers' Certificate setting forth the Notes or portions thereof that have been tendered to and purchased by the Issuer in the Change of Control Offer;

  (4)
  deliver, or cause to be delivered, to the Principal Paying Agent the Global Notes in order to reflect thereon the portion of such Notes or portions thereof that have been tendered to and purchased by the Issuer; and

  (5)
  deliver, or cause to be delivered, to the Trustee for cancellation all Definitive Registered Notes accepted for purchase by the Issuer.

        The Principal Paying Agent will promptly mail to each Holder of Definitive Registered Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder of Definitive Registered Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount of $1,000 or €1,000, as the case may be, or an integral multiple thereof. The Issuer will publicly announce (in accordance with Section 3.02 and Section 12.02 hereof) the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer will be applicable whether or not any other provisions of this Indenture are applicable (unless notice of redemption has been given in respect of all of the Notes pursuant to Section 3.07 hereof).

        The Issuer will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.16    Designation of Restricted and Unrestricted Subsidiary

        The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (other than FIMAF but including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary); provided that:

  (a)
  such designation complies with Section 4.07 hereof; and

  (b)
  each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (x) pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary or (y) with respect to which a default (including any rights that the holders thereof may have to take enforcement action against such Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either:

  (1)
  the Issuer could incur at least €1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test; or

  (2)
  the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be no less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

Section 4.17    Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Issuer will not permit any Restricted Subsidiary to guarantee any Indebtedness (other than Indebtedness under Credit Facilities) of the Issuer or any Finance Subsidiary unless:

  (1)
  such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture substantially in the form of Exhibit E hereto providing for a guarantee by it of payment of the Notes; provided that:

  (a)
  if the Indebtedness of the Issuer or the Finance Subsidiary (or any guarantee of it by them) is pari passu in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its guarantee of the Notes; and

  (b)
  if the Indebtedness of the Issuer or the Finance Subsidiary (or any guarantee of it by them) is subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the guarantee of the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;

  (2)
  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee; and

  (3)
  such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

  (a)
  such Subsidiary guarantee has been duly executed and authorized; and

  (b)
  such Subsidiary guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by insolvency, bankruptcy, liquidation, reorganization, administration, moratorium, receivership or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

        Notwithstanding the other provisions of this Indenture, any Subsidiary guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged:

  (1)
  upon the unconditional release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee;

  (2)
  upon the full and final payment of all amounts payable by the Issuer under this Indenture and the Notes;

  (3)
  subject to Section 5.01 hereof, if all of the Share Capital of a Subsidiary guarantor (or any Holding Company of such guarantor) are sold or otherwise disposed of (and any proceeds therefrom are applied) to a person which is not an Affiliate in compliance with Section 4.10 hereof;

  (4)
  if (i) the shares of such Subsidiary guarantor (or any Holding Company of such guarantor) are sold by or on behalf of the holders of Subsidiary Senior Debt pursuant to an enforcement action, (ii) such sale is made for all or substantially all cash, (iii) such sale is made pursuant to a public auction or otherwise is made for fair market value (taking into account the circumstances giving rise to the sale) and (iv) in connection with such sale, all claims of the holders of Subsidiary Senior Debt against the relevant guarantor are irrevocably and unconditionally released (and such liabilities and obligations are not assumed by the buyer or an Affiliate of the buyer) concurrently with such sale; or

  (5)
  upon the Legal Defeasance or discharge of the Notes in accordance with Section 11.01 hereof.

Section 4.18    Anti Layering

  (1)
  The Issuer will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) which is subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is subordinated at least to the same extent to the Notes; provided, however, that no Indebtedness of the Issuer shall be deemed to be subordinated in right of payment to other Indebtedness of the Issuer solely by virtue of being unsecured.

  (2)
  The Issuer will not permit FIMAF to, and FIMAF will not, incur, directly or indirectly, any Indebtedness that is subordinated in right of payment to any FIMAF Senior Debt unless such Indebtedness is either pari passu with, or subordinated in right of payment to, the Subordinated Intercompany Funding Loan.

  (3)
  Neither the Issuer nor FIMAF will incur, directly or indirectly, any Indebtedness (in the case of the Issuer) or any FIMAF Senior Debt (in the case of FIMAF), in each case, if any such Indebtedness is secured by a Lien with respect to any asset and such Lien is subordinated or junior to any other Lien with respect to such asset; provided that this provision shall not apply to (a) Liens securing Indebtedness in an aggregate principal amount of up to €55 million or (b) Liens referred to in clauses (1), (2), (3), (5), (6), (10), (11), (14) and (15)(A) of the definition of "Permitted Liens".

Section 4.19    Additional Amounts

        All payments made by the Issuer and its successors (each, a "Payer") on the Notes will be made without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes, assessments or other governmental charges imposed by (1) the jurisdiction where such Payer is organized or otherwise considered to be a resident for tax purposes, (2) any jurisdiction from or through which the Payer makes a payment on the Notes or (3) any political organization or governmental authority of any of the foregoing having the power to tax (the "Relevant Tax Jurisdiction") will at any time be required in respect of any payments under the Notes, the Payer will pay (to the extent lawful) to each Holder of a Note such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder will be not less than the amounts which such Holder would have received in respect of such payments in the absence of such withholding or deduction; provided, that the Payer will not be required to make any payment of Additional Amounts for or on account of:

  (1)
  any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such Holder or owner of a Book-Entry Interest and the Relevant Tax Jurisdiction, including such Holder or owner of a Book-Entry Interest being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, but excluding, in each case, any connection arising solely from the acquisition, ownership or disposition of such Notes or the receipt of any payment in respect thereof or the exercise or enforcement of any rights under the Indenture or the Notes or (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (i) the date on which such payment became due and payable or (ii) the date on which payment thereof is duly provided for, whichever occurs later;

  (2)
  any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other similar governmental charge;

  (3)
  any tax, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payment of (or in respect of) principal, premium or interest on the Notes;

  (4)
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the owner of a Book-Entry Interest of the Note to comply with a written request of the Payer addressed to the Holder (and made at a time which would enable the Holder and/or owner of a Book-Entry Interest acting reasonably to comply with that request) to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such owner of a Book-Entry Interest which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

  (5)
  except in the case of the liquidation, dissolution or other winding-up of the Payer, any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Note for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payer's actions, presentment could not have been made elsewhere);

  (6)
  any tax, assessment or other governmental charge which is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the draft directive published on 19 July 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive;

  (7)
  any tax, assessment or other governmental charge which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union; or

  (8)
  any combination of the above.

        Such Additional Amounts will also not be payable where, had the owner of a Book-Entry Interest been a Holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

        If the Payer will be obligated to pay Additional Amounts with respect to any payment made on the Notes, the Payer will provide the Trustee as least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Payer shall notify the Trustee promptly thereafter) an Officers' Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Principal Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Issuer will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

        Upon request, the Payer will provide the Trustee with the official acknowledgement of the Relevant Tax Jurisdiction (or a certified copy thereof) evidencing the payment of the withholding taxes by the Payer. Copies of such documentation will be made available to the Holders or the Paying Agents, as applicable, upon request therefor.

        All references in this Indenture to principal, premium, interest and Additional Interest on the Notes include Additional Amounts payable by the Payer in respect of such principal, premium and such interest.

Section 4.20    Obtaining and Maintaining Listing

        The Issuer undertakes to use reasonable efforts to cause the Notes to be listed, as soon as practicable following the Issue Date, on the Luxembourg Stock Exchange and, following such listing being obtained, from time to time use its reasonable efforts to take all action which may be necessary so as to maintain such listing.

Section 4.21    Limitation on Transfer, Prepayment or Modification of the Subordinated Intercompany Funding Loan and the Intercreditor Deed.

        The Issuer will not, and the Issuer will not permit any Restricted Subsidiary to, in each case without the consent of the Holders of a majority in principal amount of the Notes:

  (1)
  amend, modify, supplement or waive any provision of the Subordinated Intercompany Funding Loan or Intercreditor Deed, in each case, in a manner that would:

  (a)
  decrease the rate, change the time for payment and/or change the manner of payment of interest on the Subordinated Intercompany Funding Loan;

  (b)
  decrease the principal or extend the maturity date of any principal payment on the Subordinated Intercompany Funding Loan;

  (c)
  change the currency of the Subordinated Intercompany Funding Loan;

    (d)
    change the ranking of the Subordinated Intercompany Funding Loan; or

    (e)
    change the restrictions in any Intercreditor Deed restricting enforcement of the Subordinated Intercompany Funding Loan in any manner adverse to the interests of the Holders; or

    (f)
    otherwise be materially adverse to the interests of the Holders;

  (2)
  transfer, sell or otherwise dispose of or encumber the Subordinated Intercompany Funding Loan (other than in favor of any Agent pursuant to and in accordance with the Assignment Agreement or pursuant to any Sharing Agreement or Permitted Funding Loan Assignment Agreement); or

  (3)
  in the case of clauses (1) or (2), enter into any agreement that would have the same effect.

        The Issuer will not, and will not permit FIMAF to, prepay, repay, repurchase, redeem or otherwise acquire or retire the Subordinated Intercompany Funding Loan except in accordance with its terms.

ARTICLE 5.
SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of All or Substantially All Assets.

        The Issuer shall not merge, consolidate, amalgamate or otherwise combine with or into or wind up into any Person (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets directly or indirectly (through a sale of the shares or assets of FIMAF or otherwise) in one or more related transactions, to any Person, unless:

  (1)
  the Issuer is the surviving or resulting corporation, or the Person formed by or surviving any such merger, consolidation, amalgamation or other combination (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is organized or existing under the laws of any state which is a member of the European Union, Canada, the United States of America, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the "Successor Company");

  (2)
  the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the Notes, the Registration Rights Agreement and (if relevant) the Subordinated Intercompany Funding Loan (except with respect to any transaction of a kind set forth in clause (a) of the last paragraph of this Section 5.01), pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period:

  (a)
  the Issuer or any Successor Company, as applicable, would be permitted to incur at least €1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.09 hereof; or

  (b)
  the Fixed Charge Coverage Ratio for the Issuer or any Successor Company, as applicable, would be greater than the Fixed Charge Coverage Ratio for the Issuer on an historical basis for such four-quarter period;

  (5)
  each Subsidiary guarantor (if not a party to the transaction) of the Notes (if any) shall have by supplemental indenture confirmed its guarantee of the Notes; and

  (6)
  the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such merger, consolidation, amalgamation, other combination or transfer and such supplemental indenture complies with the Indenture.

        The Successor Company will succeed to, and be substituted for the Issuer under the Indenture and the Notes; provided that following any lease or similar conveyance of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries in one or more related transactions, each of the lessor and the lessee (or equivalent) shall remain liable for the obligations of the Issuer under the Indenture and the Notes.

        Notwithstanding clause (4) of the next preceding paragraph of this Section 5.01:

  (a)
  FIMAF or the Issuer may merge, consolidate, amalgamate or otherwise combine into or with the Issuer or FIMAF, as the case may be;

  (b)
  a Restricted Subsidiary may merge, consolidate, amalgamate or otherwise combine into or with the Issuer or transfer all or part of its properties and assets to the Issuer; and

  (c)
  the Issuer may merge with an Affiliate owned 100% (other than directors' qualifying shares) by a Parent Company and organized solely for the purpose of incorporating the Issuer in any state which is a member state of the European Union, Canada or the United States of America, any state thereof, or the District of Columbia to realize tax or other benefits so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

        The following events constitute "Events of Default" under this Indenture:

  (1)
  default for 30 days or more in the payment when due of interest, any Additional Interest or any Additional Amounts on or with respect to the Notes;

  (2)
  default in payment when due and payable, upon redemption, repurchase, acceleration or otherwise, of principal or premium on the Notes;

  (3)
  failure by the Issuer for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding to comply with any of its (i) other agreements in this Indenture or the Notes or (ii) material obligations set forth in the Assignment Agreement;

  (4)
  default under (i) any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date or (ii) any Hedging Obligations relating to the TSDIs, if both:

  (a)
  such default either:

  (I)
  results from the failure to pay any such Indebtedness at its final stated maturity (after giving effect to any applicable grace periods); or

      (II)
      relates to an obligation other than the obligation to pay principal of any such Indebtedness at its final stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to be placed on demand or become due prior to its final stated maturity; and

    (b)
    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity (after giving effect to any applicable grace periods), or which has been placed on demand or the maturity of which has been so accelerated, aggregate €25 million or more at any one time outstanding;

  (5)
  failure by the Issuer, or any Significant Subsidiary to pay final judgments aggregating in excess of €35 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

  (6)
  (A) either the Subordinated Intercompany Funding Loan or the Assignment Agreement for any reason ceases to be in full force and effect or is declared fully or partially void in a judicial proceeding, or (B)(i) the Issuer or FIMAF asserts that the Subordinated Intercompany Funding Loan is fully or partially invalid or (ii) the Issuer asserts that the Assignment Agreement is fully or partially invalid;

  (7)
  (a)
  the Issuer, FIMAF or any Significant Subsidiary stops or suspends, or announces an intention to stop or suspend, payment of its debts;

  (b)
  The Issuer, FIMAF or any Significant Subsidiary is, for the purpose of any applicable law, deemed to be unable, or admits its inability, to pay its debts as they fall due (state of "cessation des paiements") or becomes insolvent (on a going concern or balance sheet basis) or a moratorium is declared in relation to any of its Indebtedness in excess of €50 million;

  (c)
  any order is made, any resolution is passed or any other action is taken with the view of the declaration of suspension of payments (déclaration de cessation des paiements) of the Issuer, FIMAF or any Significant Subsidiary;

  (8)
  (a)
  A judicial administrator or liquidator (administrateur judiciaire or liquidateur judiciaire), or any similar officer (but excluding a mandataire ad hoc appointed under article L611-3 of the Code de Commerce) is appointed over or in relation to, all or any material part of the assets of the Issuer, FIMAF or any Significant Subsidiary;

  (b)
  A petition is presented, an application is made or any other step is taken whether by the Issuer, FIMAF or any Significant Subsidiary or by any other person (including a creditor or the public prosecutor) for the purpose of commencing reorganization or liquidation proceedings (procédure de redressement ou de liquidation judiciaire) against the Issuer or any Significant Subsidiary or appointing a judicial administrator or liquidator (administrateur judiciaire or liquidateur judiciaire) or any other similar officer (but excluding a mandataire ad hoc appointed under article L611-3 of the Code de Commerce) of, or for the making of an administration order in relation to the Issuer, FIMAF or any Significant Subsidiary;

  (c)
  The Issuer, FIMAF or any Significant Subsidiary incorporated in France is the object of a judgement declaring its reorganization or liquidation (redressement judiciaire or liquidation judiciaire) or is subject to a plan for the transfer of the whole or any material part of its business;

  (9)
  (a)
  The Issuer, FIMAF or a Significant Subsidiary proposes, initiates legal proceedings with a view to, agrees to or makes any assignment for the benefit of, or any arrangement or composition for rescheduling, restructuring or re-adjusting any Indebtedness in excess of €50 million with, any creditor or with its creditors generally (by way of voluntary arrangement, scheme of arrangement or otherwise).

  (b)
  The Issuer, FIMAF or any Significant Subsidiary proposes or enters into any agreement for or in connection with the rescheduling, restructuring or re-adjustment of any Indebtedness in excess of €50 million by reason of, or with a view to avoiding, legal, economic or financial difficulties, including by way of an amicable settlement of its debts (règlement amiable) (but excluding a mandataire ad hoc appointed under article L611-3 of the Code de Commerce);

  (10)
  (a)
  Any meeting of the Issuer, FIMAF or a Significant Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its dissolution or the Issuer, FIMAF or any Significant Subsidiary passes such a resolution;

  (b)
  A petition is presented for the dissolution of the Issuer, FIMAF or any Significant Subsidiary or an order is made for the dissolution of the Issuer, FIMAF or any Significant Subsidiary;

  (11)
  (a)
  a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against all or any material part of the assets of the Issuer, FIMAF or any Significant Subsidiary;

  (b)
  a creditor enforces any Security Interest over any material assets of the Issuer, FIMAF or any Significant Subsidiary;

  (12)
  any order is made, any resolution is passed or any other action is taken for the suspension of payments, protection from creditors or bankruptcy of the Issuer, FIMAF or any Significant Subsidiary; or

  (13)
  there occurs in relation to the Issuer, FIMAF or any Significant Subsidiary or any of its material assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event corresponding in that country or territory with any of those mentioned in clauses (7) through (12) (inclusive) of this Section 6.01, or any of those events or corresponding events occur in relation to a group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.

Section 6.02    Acceleration.

        (a)   In the case of an Event of Default arising under clauses (7) through (13) of Section 6.01 hereof, all outstanding Notes will become immediately due and payable without further action or notice. If any Event of Default (other than of a type specified in clauses (7) through (13) of Section 6.01 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, interest, Additional Interest, if any, and Additional Amounts, if any, and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        (b)   Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

        (c)   In the event of any Event of Default specified in clause (4) of Section 6.01 hereof, such Event of Default and all consequences thereof (excluding any resulting payment default in relation to the Notes) shall be annulled, waived and rescinded automatically and without any action the Trustee or the Holders if, within 20 days after such Event of Default arose:

  (1)
  the Indebtedness that gave rise to the Event of Default has been discharged;

  (2)
  the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

  (3)
  if the default that gave rise to the Event of Default has been cured.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes or to enforce the performance of any provision of this Indenture or, the Notes. The Assignment Agreement shall also be enforceable in accordance with its terms.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration as provided in Section 6.02(a) hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes and the Assignment Agreement only if:

  (1)
  the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

  (2)
  the Holders of at least 30% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

  (3)
  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

  (4)
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

  (5)
  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring proceedings for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, interest and premium then owing, Additional Amounts, if any, and Additional Interest, if any, on the Notes and interest on overdue principal and, to the extent lawful, Additional Amounts, interest, Additional Interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        All moneys received by the Trustee under this Indenture shall be held by the Trustee in trust to apply them:

          First:    to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances, if any, made, by the Trustee and the costs and expenses of collection;

          Second:    to Holders of Notes for amounts due and unpaid on the Notes, on the principal of, or premium, interest, Additional Amounts, if any, and Additional Interest, if any, on the Notes, pari passu and ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes, on the principal of, premium, interest, Additional Amounts, if any, and Additional Interest, if any, respectively; and

          Third:    to the Issuer or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12    Proof.

        Proof that as regards any specified Note the Issuer has made default in paying any amount due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes in respect of which the relevant amount is due and payable.

ARTICLE 7.
TRUSTEE

Section 7.01    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

            (i)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

            (i)  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

           (ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and the provisions of the TIA.

        (e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f)    The Trustee shall not be liable for interest on any money received by it in any capacity hereunder or under the Paying Agency Agreement, except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

        (a)   The Trustee may conclusively rely upon and will be protected in acting or refraining from acting upon, whether in its original, facsimile or other electronic form, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel, as the case may be. The Trustee may consult with counsel of its selection (acting reasonably) and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may request that the Issuer deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

        (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Assignment Agreement, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after it is known to the Trustee. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default relating to the payment of principal, premium, interest, Additional Interest, if any, or Additional Amounts, if it determines that withholding notice is in their interest.

Section 7.06    Reports by Trustee to Holders of the Notes.

        (a)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

        (b)   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted) in accordance with Section 12.02 hereof. The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

        (c)   A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        (a)   The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, in each case as agreed by and between the Trustee and the Issuer. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        (b)   The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its wilful misconduct, negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        (c)   The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

        (d)   To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, interest, Additional Amounts, if any, and Additional Interest, if any, on particular Notes (including under the Assignment Agreement). Such Lien shall survive the satisfaction and discharge of this Indenture.

        (e)   When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (1) through (7) (inclusive) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Insolvency Law.

        (f)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and each shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other person employed to act hereunder.

Section 7.08    Replacement of Trustee.

        (a)   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)   The Trustee may resign with respect to the Notes by giving written notice thereof to the Issuer at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

            (i)  the Trustee fails to comply with Section 7.10 hereof;

           (ii)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Insolvency Law;

          (iii)  a custodian or public officer takes charge of the Trustee or its property; or

          (iv)  the Trustee becomes incapable of acting.

        (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

        (d)   If a successor Trustee does not take office within 60 calendar days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

        (a)   There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition.

        (b)   This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11    Preferential Collection of Claims Against Issuer.

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12    Appointment of the Trustee as Agent.

        The Trustee is appointed to act as agent on behalf of the Holders in respect of the Security Assets and in connection with the Assignment Agreement, and is authorized to exercise such rights, powers, authorities and discretions as are specifically delegated to it by the terms thereof, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

        The Trustee hereby accepts its appointment as agent under the immediately preceding paragraph for the purposes of holding the Security Assets in accordance with the terms of the Assignment Agreement.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in Section 8.04.

Section 8.02    Legal Defeasance and Discharge.

        (a)   Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to the Notes issued under this Indenture, and cured all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under this Indenture and the Notes (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (i)  the rights of Holders of outstanding Notes to receive payments in respect of the principal, premium, if any, interest, Additional Interest, if any, and Additional Amounts, if any, on the Notes when such payments are due solely out of from the Trust Fund referred to in Section 8.04 hereof;

           (ii)  the Issuer's obligations with respect to such Notes under Sections 2.01 though 2.11 hereof and Section 4.02 hereof;

          (iii)  the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the obligations of the Issuer in connection therewith; and

          (iv)  Sections 8.02 and 8.04 hereof;

        (b)   Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance

        Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07 through 4.18 (inclusive), 4.20 and 4.21 and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the events set forth in clauses (3) through (6) (inclusive), 9(b), (11), and (13) (to the extent it relates to the matters described in Section 9(b) or (11)) of Section 6.01 hereof shall not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under this Indenture:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in US Dollars or US-Dollar denominated non-callable Government Securities, or combination thereof, in the case of Dollar Notes, and cash in euro or euro-denominated non-callable Government Securities, or combination thereof, in the case of Euro Notes, in each case in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, for the payment of principal, premium, if any, interest, Additional Interest, if any, and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

  (A)
  an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for US federal income tax purposes as a result of such deposit and defeasance and will be subject to US federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not incurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable US federal income tax law); and

  (B)
  an Opinion of Counsel in the jurisdiction of organization of the Issuer to the effect that the Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Notes concurrently with such incurrence to be applied to such deposit) or, with respect to certain bankruptcy, insolvency, reorganization, administration, moratorium or receivership Events of Default, on the 181st day after such date of deposit;

  (3)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Credit Facilities of an aggregate principal amount of €25.0 million or greater or any other material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

  (4)
  the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary factual assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, liquidation, reorganization, administration, moratorium, receivership or similar laws affecting creditors' rights generally under any applicable US federal or state law or the laws of the jurisdiction of organization of the Issuer, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

  (5)
  the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer or FIMAF or others; and

  (6)
  the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05    Deposited Money and Government Securities Held in Trust; Other Miscellaneous Provisions.

        (a)   Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 11.01 or 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, interest, Additional Amounts, if any or Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

        (b)   The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        (c)   Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 11.01 or 8.04 hereof which, in the opinion of a internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (1) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance, as applicable, of the type and scope originally effected by the Issuer pursuant to this Article 8.

Section 8.06    Repayment to Issuer.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, interest, Additional Amounts or Additional Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, Additional Amounts, if any, or Additional Interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders in accordance with Section 12.02 hereof that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. Dollars, euro or non-callable Government Securities in accordance with Section 11.01, 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01, 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.01, 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, interest, Additional Amounts or Additional Interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Issuer, FIMAF and the Trustee may amend or supplement the Indenture, the Notes, the Subordinated Intercompany Funding Loan Agreement, the Dollar Subordinated Intercompany Funding Loan Agreement, the Assignment Agreement, the Intercreditor Deed, the Priority Deed or any Sharing Agreement:

  (1)
  to cure any ambiguity, omission, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that uncertificated Notes are issued in registered form for the purposes of Section 163(f) of the US Internal Revenue Code of 1986 (the "Code") or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

  (3)
  to comply with Section 5.01 hereof;

  (4)
  to make any change that would provide any additional rights or benefits to the Trustee or the Holders or that does not adversely affect the legal rights of the Trustee or any such Holder under this Indenture, the Notes, the Subordinated Intercompany Funding Loan Agreement, the Dollar Subordinated Intercompany Funding Loan Agreement, the Assignment Agreement, the Intercreditor Deed, the Priority Deed or any Sharing Agreement;

  (5)
  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer under this Indenture;

  (6)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

  (7)
  to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof;

  (8)
  to provide for Additional Notes and/or Exchange Notes;

  (9)
  to provide for the accession by the Trustee to the Existing Intercreditor Deed;

  (10)
  to the extent that the Issuer issues Permitted Secured Public Indebtedness, to provide for the Trustee to execute any required Sharing Agreement;

  (11)
  to add guarantors and guarantees with respect to the Notes; or

  (12)
  to subordinate the Subordinated Intercompany Funding Loan to FIMAF Senior Debt with a principal amount in excess of €50 million permitted to be incurred under the Indenture after the Issue Date on substantially equivalent terms (including the same remedy bars in favor of holders of such FIMAF Senior Debt) to those on which the Subordinated Intercompany Funding Loan is subordinated to Indebtedness of FIMAF under the Existing Senior Credit Facility pursuant to the Existing Intercreditor Deed (in each case, as in effect on the Issue Date) or to subordinate the Subordinated Intercompany Funding Loan in accordance with Section 8.4 thereof.

Section 9.02    With Consent of Holders of Notes.

        Except as provided in Section 9.01 hereof and the second paragraph of this Section 9.02, this Indenture, the Notes, the Subordinated Intercompany Funding Loan, the Assignment Agreement, the Intercreditor Deed, the Priority Deed and any Sharing Agreement may be amended or supplemented by the Issuer, FIMAF and/or the Trustee, as applicable, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and issued under the Indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or compliance with any provision of the Indenture, the Notes, the Subordinated Intercompany Funding Loan, the Assignment Agreement, the Intercreditor Deed, the Priority Deed and any Sharing Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes).

        Without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of, or change the fixed maturity of, any such Note or amend or waive the provisions with respect to the redemption of the Notes (other than Section 3.07 hereof);

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default or Event of Default in the payment of principal, premium, interest or Additional Amounts on the Notes (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders;

  (5)
  make any Note payable in money other than that stated in such Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal, premium, interest or Additional Amounts on the Notes;

  (7)
  impair the right of any Holder to receive payment of principal, premium, interest or Additional Amounts on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

  (8)
  change the ranking of the Notes;

  (9)
  amend or waive any provision of any future Subsidiary guarantee that would adversely affect the Holders, except in accordance with the terms of this Indenture; or

  (10)
  make any change in these amendment and waiver provisions.

        The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

        (a)   The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        (b)   Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
SECURITY

Section 10.01    Assignment Agreement

        (a)   The Issuer shall enter into the Assignment Agreement, which is attached as Exhibit F, simultaneously with the execution of this Indenture and comply with the terms and provisions thereof. Pursuant to the Assignment Agreement, all Obligations of the Issuer outstanding under the Indenture and the Notes will be secured by an assignment and charge to the Trustee to hold on trust, and as agent for, the Holders of all rights and benefits of the Issuer under (i) the Subordinated Intercompany Funding Loan and (ii) subject to and upon receipt of any required consent under the Existing Intercreditor Agreement, any Permitted Subordinated Funding Loan (collectively the "Security Assets"). Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Assignment Agreement (including, without limitation, the provisions providing for enforcement, foreclosure and release of the Security Assets) as the same may be in effect or may be amended from time to time (in accordance with the provisions of Section 9 hereof) and authorizes and directs the Trustee to enter into the Assignment Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Assignment Agreement, to assure and confirm to the Trustee the security interest in the Security Assets contemplated hereby, by the Assignment Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

Section 10.02    Opinions

        (a)   The Issuer will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel stating that, in the opinion of such counsel, the Assignment Agreement constitutes valid, binding and enforceable obligations of the Issuer.

        (b)   The Issuer will otherwise comply with the provisions of TIA § 314(b).

Section 10.03    Release

        (a)   Subject to clauses (b) and (c) of this Section 10.03, the security created pursuant to the Assignment Agreement will be released at any time or from time to time in accordance with the provisions of the Assignment Agreement or as provided hereby.

        (b)   At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Security Assets pursuant to the provisions of the Assignment Agreement will be effective as against the Holders of Notes.

        (c)   The release of any Security Assets from the terms of this Indenture and the Assignment Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Security Assets are released pursuant to the terms of the Assignment Agreement. To the extent applicable, the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Assignment Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Assignment Agreement, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.04    Certificates of the Issuer

        (a)   The Issuer will furnish to the Trustee, prior to each proposed release of Security Assets pursuant to the Assignment Agreement:

            (i)  all documents required by TIA § 314(d); and

           (ii)  an Opinion of Counsel, which may be rendered by internal counsel to the Issuer, to the effect that such accompanying documents constitute all documents required by TIA § 314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05    Certificates of the Trustee

        (a)   In the event that the Issuer wishes to release Security Assets in accordance with the Assignment Agreement and has delivered the certificates and documents required by the Assignment Agreement and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release.

Section 10.06    Authorization of Actions to Be Taken by the Trustee Under the Assignment Agreement

        (a)   Subject to the Intercreditor Deed, upon the occurrence and during the continuance of a Default in payment of any amount under this Indenture or the Notes (whether or not any cure or grace period in relation to such Default has elapsed):

            (i)  all powers and rights of the Issuer under the Subordinated Intercompany Funding Loan and (if applicable, any Permitted Subordinated Funding Loan) will become exercisable by the Trustee (or such security trustee or agent as is approved or appointed by the Trustee (any of them, together with the Trustee, the "Trustee's Agent")); and

           (ii)  the Trustee's Agent shall exercise its powers of enforcement with respect to the Subordinated Intercompany Funding Loan and, if applicable, any Permitted Subordinated Funding Loan, in accordance with the terms of the Assignment Agreement and any Sharing Agreement.

        (b)   The Trustee's Agent will distribute all funds distributed under the Assignment Agreement and received by the Trustee's Agent for the benefit of the secured parties under the Assignment Agreements and in accordance with the provisions of any Sharing Agreement.

        (c)   Subject to the terms of any Sharing Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Security Assets by any acts that may be unlawful or in violation of the Assignment Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Security Assets (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07    Authorization of Receipt of Funds by the Trustee Under the Assignment Agreement

        The Trustee is authorized to receive any funds as agent for and for the benefit of the Holders of Notes distributed under the Assignment Agreement and any Permitted Secured Public Indebtedness, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and any Sharing Agreement.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge

        This Indenture will be discharged and will cease to be of further effect as to all Notes, when

  (1)
  either:

  (a)
  all outstanding Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in US Dollars or US Dollar-denominated non-callable Government Securities, or any combination thereof, in the case of Dollar Notes and cash in euro or euro-denominated non-callable Government Securities, or any combination thereof, in the case of Euro Notes, in each case, in such amounts as will be sufficient to pay and discharge the entire Indebtedness including principal, premium, interest, Additional Interest, if any, and Additional Amounts, if any, to the date of maturity or redemption on such Notes not theretofore delivered to the Trustee for cancellation;

  (2)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Restricted Subsidiary of the Issuer is a party or by which the Issuer or any Restricted Subsidiary of the Issuer is bound;

  (3)
  the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

  (4)
  the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        With respect to the termination of obligations with respect to clause (1)(a) of the first paragraph of this Section 11.01, the obligations of the Issuer under Section 7.07 shall survive. With respect to the termination of obligations with respect to clause (1)(b) of the first paragraph of this Section 11.01, the obligations of the Issuer in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.12, 4.01, 4.02, 4.06, 7.07, 7.08, 8.05, and 8.07 hereof shall survive until the Notes are no longer outstanding. Thereafter, only the obligations of the Issuer in Sections 7.07, 7.08 and 8.07 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Issuer under this Indenture, the Notes and the Subsidiary guarantees, if any, except for those surviving obligations specified above.

Section 11.02    Application of Trust Money

        (a)   Subject to the provisions of Section 8.05 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of Section 6.10 hereof; but such money need not be segregated from other funds except to the extent required by law.

        (b)   If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12.
MISCELLANEOUS

Section 12.01    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 12.02    Notices.

        (a)   Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or other electronic means or overnight air courier guaranteeing next day delivery, to the others' address:

    If to the Issuer:

    FIMEP SA
    89, rue Taitbout
    75009 Paris
    France
    Facsimile No.: +33 142 85 2367
    Attention: François Grappotte

    With a copy to:

    Simpson Thacher & Bartlett
    Citypoint
    One Ropemaker St.
    London EC2Y 9HU
    United Kingdom
    Facsimile No.: +44 20 7275 6502
    Attention: Ryerson Symons

    If to the Trustee:

    The Bank of New York
    One Canada Square
    London E14 5AL
    United Kingdom
    Facsimile No.: +44 20 7964 6399
    Attention: Corporate Trust

        (b)   The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        (c)   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed and confirmed by facsimile; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        (d)   All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to DTC, Euroclear and Clearstream, as applicable for communication to entitled account holders or, alternatively, will be valid if published in a leading English language daily newspaper published in the City of London and a leading English language daily newspaper published in the Borough of Manhattan, City of New York or such other English language daily newspaper with general circulation in Europe or the United States, as the case may be, as the Trustee may approve. It is expected that any such publication will normally be made in the Financial Times or the Wall Street Journal. So long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, all notices to Holders will also be published in the Luxemburger Wort or in another daily newspaper published in Luxembourg approved by the Trustee. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. In the case of Definitive Registered Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar.

        (e)   Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to DTC Euroclear and Clearstream will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

        (f)    If a notice or communication is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        (g)   If the Issuer mails a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04    Certificate and Opinion as to Conditions Precedent.

        (a)   Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

            (i)  an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and/or

           (ii)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05    Statements Required in Certificate or Opinion.

        (a)   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

            (i)  a statement that the Person making such certificate or opinion has read such covenant or condition;

           (ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

        Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby, and any action brought under US federal or state securities laws, may be instituted in any US federal or state court located in the State of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Issuer has appointed CT Corporation as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under US federal or state securities laws (each an "Authorized Agent"). The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

Section 12.08    No Personal Liability of Directors, Officers, Employees and Shareholders.

        No director, manager, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or any Parent Company of the Issuer shall have any liability for any obligations of the Issuer with respect to the Notes, the Assignment Agreement and the Indenture or FIMAF with respect to the Subordinated Intercompany Funding Loan, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the US federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Section 12.09    Governing Law.

        THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

Section 12.10    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11    Successors.

        All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12    Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FIMEP SA, as Issuer
By:
Name: Title:
THE BANK OF NEW YORK, as Trustee
By:
Name: Title:

S-1

EXHIBIT A

FORM OF NOTE

[CUSIP                         ]
[ISIN                         ]
[COMMON CODE                         ]

[10 1/2][11]% Senior Notes due 2013

No. _______	[$][€]____________

FIMEP SA, a company organized under the laws of France, for value received promises to pay to

or registered assigns, upon surrender hereof, the principal sum of

[Dollars][Euro] on February 15, 2013.

Interest Payment Dates: February 15 and August 15, commencing August 15, 2003

Record Dates: February 1 and August 1

Dated:                          ,

FIMEP SA, as Issuer
By:
Name: Title:
By:
Name: Title:
This is one of the Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK, LONDON BRANCH, as Trustee
By:
Name: Title:

[Back of Note]

[10 1/2](1) [11](2)% Senior Notes due 2013

(1)
Applicable to Dollar Notes
(2)
Applicable to Euro Notes

[Insert the French Legend pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    INTEREST.    FIMEP, a société anonyme organized and existing under the laws of France (the "Issuer"), promises to pay interest on the principal amount of this Note at [10.5](1) [11](2)% per annum from [insert date of issuance] until maturity and shall pay Additional Interest payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, further, that if the Exchange Offer is consummated [and Exchange Notes are issued in exchange for this Note in connection therewith, any accrued and unpaid interest on this Notes shall be deemed to have accrued with respect to, and shall be paid with respect to, such Exchange Notes](3) [and this Note was issued in exchange for Initial Notes in connection therewith, interest will accrue on this Note from the last day on which interest was paid on such Initial Notes prior to the issuance of this note or, if no such interest had been paid, from the Issue Date](4); provided further that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be August 15, 2003. The Issuer shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue instalments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(3)
Applicable to Initial Notes
(4)
Applicable to Exchange Notes

        2.    METHOD OF PAYMENT.    The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The [Dollar](1) [Euro](2) Notes will be payable as to principal, interest, premium, Additional Amounts, if any, and Additional Interest, through the Paying Agents as provided in the Indenture and the Paying Agency Agreement. Such payment shall be in [US Dollars](1) [euro](2).

        3.    PAYING AGENT AND REGISTRAR.    Initially, The Bank of New York, London Branch, the Trustee under the Indenture, will act as Principal Paying Agent, Transfer Agent and Registrar. [The Bank of New York, New York Branch will act as Paying Agent and Transfer Agent in New York City.] The Bank of New York (Luxembourg) S.A. will act as Paying Agent and Transfer Agent in Luxembourg for so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require. Upon notice to the Trustee, and in accordance with the Paying Agency Agreement, the Issuer may change any Paying Agent, Registrar or Transfer Agent and the Issuer may act as the Paying Agent; provided, however, that in no event may the Issuer act as Principal Paying Agent or appoint a Principal Paying Agent in any member state of the European Union where the Principal Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Principal Paying Agent would be so obliged if it were located in all other member states. For so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Luxembourg (currently expected to be the Luxemburger Wort) if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, and in a newspaper having a general circulation in New York City (currently expected to be the Wall Street Journal) in accordance with Section 12.02 of the Indenture.

        4.    INDENTURE AND ASSIGNMENT AGREEMENT.    The Issuer issued the Notes under an Indenture dated as of February 12, 2003 (the "Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Pursuant to the terms of the Indenture, the Issuer entered into an assignment agreement dated as of February 12, 2003 (the "Assignment Agreement") with the Trustee. Pursuant to the Assignment Agreement, all Obligations of the Issuer outstanding under the Indenture and the Notes will be secured by an assignment and charge of all rights and benefits of the Issuer under (i) the Subordinated Intercompany Funding Loan and (ii) subject to the receipt of any required consent under the Existing Intercreditor Agreement, any Permitted Subordinated Funding Loan (collectively the "Security Assets"). Each Holder of Notes, by its acceptance hereof, consents and agrees to the terms of the Assignment Agreement (including, without limitation, the provisions providing for foreclosure and release of the Security Assets) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Assignment Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

        5.    OPTIONAL REDEMPTION.

        a.     At any time or from time to time on or prior to February 15, 2006, the Issuer may, at its option, redeem up to 40% in principal amount of the Dollar Notes (the "Dollar Redemption Amount") at a redemption price equal to 110.5% of the aggregate principal amount thereof, and up to 40% in principal amount of Euro Notes (the "Euro Redemption Amount") at a redemption price equal to 111.0% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to such redemption date, with the net proceeds of one or more Equity Offerings (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least $150 million (the "Minimum Dollar Amount") in principal amount of the Dollar Notes remains outstanding immediately after each such redemption of Dollar Notes and at least €100 million (the "Minimum Euro Amount") in principal amount of the Euro Notes remains outstanding immediately after each such redemption of Euro Notes; and provided further that, notwithstanding the immediately preceding proviso, (i) if (at the time of or as a consequence of any such redemption) the outstanding principal amount of the Dollar Notes is equal to or less than the Minimum Dollar Amount, net proceeds in an amount equal to the difference (as applicable) between (A) the Dollar Redemption Amount (calculated on the relevant redemption date) and (B) the net proceeds applied to redeem Dollar Notes on such redemption date may be applied to redeem Euro Notes in excess of the Euro Redemption Amount or (ii) if (at the time of or as a consequence of any such redemption) the outstanding principal amount of the Euro Notes would be equal to or less than the Minimum Euro Amount, net proceeds in an amount equal to the difference between (A) the Euro Redemption Amount (calculated on the relevant redemption date) and (B) the net proceeds applied to redeem Euro Notes on such redemption date may be applied to redeem Dollar Notes in excess of the Dollar Redemption Amount. Each such redemption shall occur within 60 days of the closing of the relevant Equity Offering.

        b.     At any time or from time to time prior to February 15, 2008, the Issuer may redeem either or both of the Dollar Notes and the Euro Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice delivered to each Holder pursuant to Section 3.03 and Section 12.02 of the Indenture at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to such redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        c.     At any time or from time to time on and after February 15, 2008, the Issuer may redeem either or both of the Dollar Notes and the Euro Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice delivered to each Holder pursuant to Section 3.03 and Section 12.02 of the Indenture at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if the Notes are redeemed during the twelve-month period beginning on February 15 in the years indicated below:

Year	Dollar Notes	Euro Notes
2008	105.250%	105.500%
2009	103.500%	103.667%
2010	101.750%	101.833%
2011 and thereafter	100.000%	100.000%

        6.    REDEMPTION FOR TAXATION REASONS.

        a.     The Issuer may, at its option, redeem all but not part of either or both of the Dollar Notes and the Euro Notes, at any time upon not less than 30 nor more than 60 days' notice to the Holders thereof pursuant to Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption (a "Tax Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise, if the Issuer determines in good faith that, as a result of:

          (1)   any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction affecting taxation which becomes effective after the issuance of the Notes on the Issue Date; or

          (2)   any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in position becomes effective after the issuance of the Notes on the Issue Date;

the Payer is, or on the next interest payment date in respect of the Dollar Notes or the Euro Notes, as applicable, would be, required to pay Additional Amounts on such Notes and the Payer cannot avoid such obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new Principal Paying Agent in accordance with the first paragraph of Section 2.03 of the Indenture). Notice of redemption for taxation reasons will be given in accordance with the provisions of Section 3.03 of the Indenture.

        b.     Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment were then due in respect of the Dollar Notes or the Euro Notes, as applicable. In any event, prior to the publication or mailing of any notice of redemption of the Dollar Notes or the Euro Notes, as applicable, pursuant to Section 3.03 of the Indenture, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist and otherwise complying with Section 12.05 of the Indenture. The Trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

        c.     For the avoidance of doubt, the Issuer will not be entitled to redeem the Notes as a consequence of the announcement or adoption of any EU Directive on the taxation of savings income similar to the draft directive published on July 19, 2001, or any law implementing or complying with, or introduced in order to conform to, such Directive.

        7.    MANDATORY REDEMPTION.    The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Issuer or any of its Subsidiaries may from time to time purchase Notes in the open market or pursuant to Section 4.10 or Section 4.15 of the Indenture or otherwise. All Notes so purchased will be cancelled pursuant to Section 2.11 of the Indenture.

        8.    REPURCHASE AT OPTION OF HOLDER.

        a.     If a Change of Control occurs, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following a Change of Control, the Issuer will give notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase all Notes on the Change of Control Payment Date specified in the notice given to the Holders pursuant to Sections 3.03 of the Indenture.

        b.     Any Net Proceeds from an Asset Sale that are not applied as provided and within the time period set forth in the Indenture will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds €25 million, the Issuer shall make an offer in accordance with the procedures set forth in the Indenture, pro rata to all Holders of Notes and all holders of Pari Passu Indebtedness that contains provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount (on a pro rata basis) of each series of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). The Asset Sale offer will provide for an offer price in cash in respect of the Notes and any Pari Passu Indebtedness equal to 100% of the principal amount thereof, plus accrued and unpaid interest, Additional Interest, if any, and Additional Amounts, if any, to the date fixed for such purchase. The Issuer will commence each Asset Sale Offer within ten Business Days after the date on which the Excess Proceeds exceed €25 million by delivering the notice required pursuant to the sixth paragraph of Section 4.10 of the Indenture. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 of the Indenture (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        9.    DENOMINATIONS, TRANSFER, EXCHANGE.

        a.     [The Global Notes are in global registered form without coupons attached.](5) [The Dollar Global Notes will represent the aggregate principal amount of all the Dollar Notes issued and not yet cancelled other than Dollar Definitive Registered Notes.](6) [The Euro Global Notes will represent the aggregate principal amount of all the Euro Notes issued and not yet cancelled other than Euro Definitive Registered Notes.](7) [A Holder may transfer or exchange Global Notes in accordance with the Indenture.](5)

(5)
Include in any Global Note.
(6)
Include in any Dollar Global Note.
(7)
Include in any Euro Global Note.

        b.     [The [Dollar](6) [Euro](7) Definitive Registered Notes are in registered form without coupons attached in denominations of [$](6) [€](7)1,000 and integral multiples thereof. A Holder may transfer or exchange Definitive Registered Notes in accordance with the Indenture. The Indenture requires a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to register the transfer of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.01 of the Indenture; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.](8)

(6)
Include in any Dollar Global Note.
(7)
Include in any Euro Global Note.
(8)
Include in any Definitive Registered Note.

        10.    PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

        11.    AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture, the Notes, the Subordinated Intercompany Funding Loan, the Assignment Agreement, the Intercreditor Deed, the Priority Deed and any Sharing Agreement may be amended or supplemented by the Issuer, FIMAF and/or the Trustee, as applicable, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and issued under the Indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes, the Subordinated Intercompany Funding Loan, the Assignment Agreement, the Intercreditor Deed, the Priority Deed and any Sharing Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Subsidiaries (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes). Without the consent of any Holder, the Issuer, FIMAF and the Trustee may amend or supplement the Indenture, the Notes, the Subordinated Intercompany Funding Loan, the Assignment Agreement, the Intercreditor Deed, the Priority Deed or any Sharing Agreement to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Trustee or the Holders or that does not adversely affect the legal rights of the Trustee or any such Holder under the Indenture, the Notes, the Subordinated Intercompany Funding Loan Agreement, the Dollar Subordinated Intercompany Funding Loan Agreement, the Assignment Agreement, the Intercreditor Deed, the Priority Deed or any Sharing Agreement; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer under the Indenture; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the US Trust Indenture Act; to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof; to provide for Additional Notes and Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions shall be modified or eliminated, as applicable), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; to provide for the accession by the Trustee to the Existing Intercreditor Deed; to the extent that the Issuer issues Permitted Secured Public Indebtedness, to provide for the Trustee to execute any required Sharing Agreement; to add guarantors and guarantees with respect to the Notes; or to subordinate the Subordinated Intercompany Funding Loan to FIMAF Senior Debt with a principal amount in excess of €50 million (or the equivalent in any other currency) permitted to be incurred under the Indenture after the Issue Date on substantially equivalent terms (including the same remedy bars in favor of holders of such FIMAF Senior Debt) to those on which the Subordinated Intercompany Funding Loan is subordinated to Indebtedness of FIMAF under the Existing Senior Credit Facility pursuant to the Existing Intercreditor Deed (in each case, as in effect on the Issue Date) or to subordinate the Subordinated Intercompany Funding Loan in accordance with Section 8.4 thereof.

        12.    DEFAULTS AND REMEDIES.    The following events constitute "Events of Default" under the Indenture: (1) default for 30 days or more in the payment when due of interest, any Additional Interest or any Additional Amounts on or with respect to the Notes; (2) default in payment when due and payable, upon redemption, repurchase, acceleration or otherwise, of principal or premium on the Notes; (3) failure by the Issuer for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding to comply with any of its (i) other agreements in the Indenture or the Notes or (ii) material obligations set forth in the Assignment Agreement; (4) default under (i) any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date or (ii) any Hedging Obligations relating to the TSDIs, if both: (a) such default either: (I) results from the failure to pay any such Indebtedness at its final stated maturity (after giving effect to any applicable grace periods); or (II) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its final stated maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to be placed on demand or become due prior to its final stated maturity; and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity (after giving effect to any applicable grace periods), or which has been placed on demand or the maturity of which has been so accelerated, aggregate €25 million or more at any one time outstanding; (5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of €35 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (6) (A) either the Subordinated Intercompany Funding Loan or the Assignment Agreement for any reason ceases to be in full force and effect or is declared fully or partially void in a judicial proceeding, or (B)(i) the Issuer or FIMAF asserts that the Subordinated Intercompany Funding Loan is fully or partially invalid or (ii) the Issuer asserts that the Assignment Agreement is fully or partially invalid; and (7) certain events of bankruptcy, insolvency, reorganization, administration, moratorium or receivership with respect to the Issuer, FIMAF or any Significant Subsidiary of the Issuer. In the case of an Event of Default arising under clauses (7) through (13) of Section 6.01 of the Indenture, all outstanding Notes will become immediately due and payable without further action or notice. If any Event of Default (other than of a type specified in clauses (7) through (13) of Section 6.01 of the Indenture) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, interest, Additional Interest, if any, and Additional Amounts, if any, and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Interest, if any, and Additional Amounts, if any, of any such Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) of Section 6.01 of the Indenture, such Event of Default and all consequences thereof (excluding any resulting payment default in relation to the Notes) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose (1) the Indebtedness that gave rise to the Event of Default has been discharged; (2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) if the default that gave rise to the Event of Default has been cured. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration as provided in Section 6.02 of the Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

        13.    TRUSTEE DEALINGS WITH ISSUER.    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of the Indenture.

        14.    NO RECOURSE AGAINST OTHERS.    No director, manager, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or any Parent Company of the Issuer shall have any liability for any obligations of the Issuer with respect to the Notes, the Assignment Agreement and the Indenture or FIMAF with respect to the Subordinated Intercompany Funding Loan, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the US federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

        15.    AUTHENTICATION.    This Note shall not be valid until authenticated by the manual signature of authorized signatory of the Trustee.

        16.    ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE REGISTERED NOTES.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Registered Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 12, 2003, between the Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        18.    [CUSIP AND](9) ISIN [AND COMMON CODE NUMBERS].(10)    [Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.](9) [The Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders.](10) In addition, the Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(9)
Include in any Dollar Note
(10)
Include in any Euro Note

        19.    GOVERNING LAW

        THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

    FIMEP SA
    89, rue Taitbout
    75009 Paris, France
    Facsimile No.:
    Attention:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10            ☐ Section 4.15

        If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

[$][€]

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Issuer address]

[Trustee/Registrar address]

  Re:
  [10 1/2] [11]% Senior Notes of FIMEP SA

        Reference is hereby made to the Indenture, dated as of February 12, 2003 (the "Indenture"), between FIMEP, a société anonyme organized under the laws of France, as issuer (the "Issuer"), and The Bank of New York, London Branch, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $/€                         in such Note[s] or interests (the "Transfer"), to                          (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.     ☐ Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "US Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the US Securities Act in a transaction meeting the requirements of Rule 144A under the US Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend and the French Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the US Securities Act.

        2.     ☐ Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the US Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the US Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the US Securities Act and (v) if the proposed transfer is being effected prior to March 24, 2003 the transferee is not a US Person, as such term is defined pursuant to Regulation S of the US Securities Act, and will take delivery only as a Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend and the French Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the US Securities Act.

        3.     ☐ Check and complete if Transferee will take delivery of a Book-Entry Interest in a Restricted Global Note or a Restricted Definitive Registered Note pursuant to any provision of the US Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Registered Notes and pursuant to and in accordance with the US Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   ☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or

          (b)   ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the US Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the US Securities Act and the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or Restricted Definitive Registered Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, in respect of the Dollar Notes, or €250,000, in respect of the Euro Notes, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the US Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend and the French Legend printed on the Restricted Global Note and/or the Definitive Registered Notes and in the Indenture and the US Securities Act.

        4.     ☐ Check if Transferee will take delivery of a Book-Entry Interest in an Unrestricted Global Note or of an Unrestricted Definitive Registered Note.

          (a)   ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the US Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the US Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, and/or the Restricted Definitive Registered Notes and in the Indenture (except for the French Legend).

          (b)   ☐ Check if such Transfer is being effected pursuant to an effective registration statement under the US Securities Act and in compliance with the prospectus delivery requirements of the US Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.
The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

  (a)
  ☐ a Book-Entry Interest in the:

  (i)
  ☐ 144A Global Note ([CUSIP][ISIN]                         ), or

  (ii)
  ☐ Regulation S Global Note ([CUSIP][ISIN]                         ), or

          or

  (b)
  ☐ a Restricted Definitive Registered Note.

2.
After the Transfer the Transferee will hold:

[CHECK ONE]

  (a)
  ☐ a Book-Entry Interest in the:

  (i)
  ☐ 144A Global Note ([CUSIP][ISIN]]                         ), or

  (ii)
  ☐ Regulation S Global Note ([CUSIP][ISIN]                         ), or

  (iii)
  ☐ Unrestricted Global Note ([CUSIP][ISIN]                         ); or

  (b)
  ☐ a Restricted Definitive Registered Note; or

  (c)
  ☐ an Unrestricted Definitive Registered Note,

        in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Issuer address]

[Trustee/Registrar address]

  Re:
  [10 1/2] [11]% Senior Notes of FIMEP SA
  ([CUSIP                         ]; ISIN                         ; [Common Code                         ])

        Reference is hereby made to the Indenture, dated as of February 12, 2003 (the "Indenture"), between FIMEP, a société anonyme organized under the laws of France, as issuer (the "Issuer"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of [€][$]                         in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.     ☐ Check if Exchange is from Book-Entry Interest in Restricted Global Note or Restricted Definitive Registered Note for Book-Entry Interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's Book-Entry Interests in the relevant Restricted Global Note or Restricted Definitive Registered Note for a Book-Entry Interest in the relevant Unrestricted Global Note, the Owner hereby certifies that:

            (i)  the Note(s) are being acquired for the Owner's own account without transfer, (ii) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer, (iii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interests that was not an Affiliate of the Issuer) acquired the Note(s) to be exchanged from the Issuer or an Affiliate of the Issuer, (iv) such Owner is permitted by Rule 144(k) under the United States Securities Act of 1933, as amended (the "US Securities Act"), to sell all such Note(s) without registration under the US Securities Act, (v) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the US Securities Act and (vi) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

        2.     ☐ Check if Exchange is from Book-Entry Interest in Restricted Global Note or Restricted Definitive Registered Note for Unrestricted Definitive Registered Note. In connection with the Exchange of the Owner's Book-Entry Interests in the relevant Restricted Global Note for an Unrestricted Definitive Registered Note, the Owner hereby certifies that:

            (i)  the Unrestricted Definitive Registered Note(s) are being acquired for the Owner's own account without transfer, (ii) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer, (iii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interests that was not an Affiliate of the Issuer) acquired the Note(s) to be exchanged from the Issuer or an Affiliate of the Issuer, (iv) such Owner is permitted under Rule 144(k) of the US Securities Act to sell all such Note(s) without registration under the US Securities Act, (v) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the US Securities Act and (vi) the Unrestricted Definitive Registered Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

        3.     ☐ Check if Exchange is from Book-Entry Interest in a Restricted Global Note for Restricted Definitive Registered Notes. In connection with the Exchange of the Owner's Book-Entry Interest in a Global Note for Restricted Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Restricted Definitive Registered Notes are being acquired for the Owner's own account without transfer. The Restricted Definitive Registered Notes issued pursuant to the Exchange will bear the Private Placement Legend and the French Legend and will be subject to restrictions on transfer enumerated therein and in the Indenture and the US Securities Act.

        4.     ☐ Check if Exchange is from Restricted Definitive Registered Notes for Book-Entry Interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Registered Notes for Book-Entry Interest in a Restricted Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Restricted Global Note are being acquired for the Owner's own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Private Placement Legend in the French Legend and in the Indenture and the US Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.
The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

  (a)
  ☐ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No.                          in the:

  (i)
  ☐ 144A Global Note ([CUSIP][ISIN]                         ), or

  (ii)
  ☐ Regulation S Global Note ([CUSIP][ISIN]                         ), or

  (b)
  ☐ a Restricted Definitive Registered Note.

2.
After the Exchange the Owner will hold:

[CHECK ONE]

  (a)
  ☐ a Book-Entry Interest held through DTC/Euroclear/Clearstream Account No.                          in the:

  (i)
  ☐ 144A Global Note ([CUSIP][ISIN]                         ), or

  (ii)
  ☐ Regulation S Global Note ([CUSIP][ISIN]                         ), or

  (iii)
  ☐ Unrestricted Global Note ([CUSIP][ISIN]                         ); or

  (b)
  ☐ a Restricted Definitive Registered Note; or

  (c)
  ☐ an Unrestricted Definitive Registered Note,

        in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Issuer address]

[Trustee/Registrar address]

  Re:
  [10 1/2] [11]% Senior Notes of FIMEP SA
  ([CUSIP                         ]; ISIN                         ; [Common Code:                         ])

        Reference is hereby made to the Indenture, dated as of February 12, 2003 (the "Indenture"), between FIMEP, a société anonyme organized under the laws of France, as issuer (the "Issuer"), and The Bank of New York, London Branch, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of [$][€]                         aggregate principal amount of:

  (a)
  ☐ a Book-Entry Interest in a Global Note, or

  (b)
  ☐ a Definitive Registered Note,

        we confirm that:

        1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "US Securities Act").

        2.     We understand that the offer and sale of the Notes have not been registered under the US Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (i) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the US Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in an offshore transaction in accordance with Rule 904 under the US Securities Act, (iii) pursuant to an exemption from registration under the US Securities Act provided by Rule 144 thereunder (if available), (iv) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the US Securities Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of such notes and, if such transfer is in respect of less than [$][€]250,000 of notes, an Opinion of Counsel, (v) to the Issuer or any subsidiary thereof or (vi) pursuant to an effective registration statement under the US Securities Act, in each of cases (i) through (vi) in accordance with any applicable securities laws of any other applicable jurisdiction. We further agree to provide to any person purchasing the Definitive Registered Notes or Book-Entry Interest in a Global Note from us in a transaction meeting the requirements of clauses (i) through (vi) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.     We understand that, on any proposed resale of the Notes or Book-Entry Interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

        4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the US Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.     We are acquiring the Notes or Book-Entry Interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        We agree not to engage in any hedging transactions with regard to the Notes unless such hedging transactions are in compliance with the US Securities Act.

        You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name: Title:
Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        Supplemental Indenture (this "Supplemental Indenture"), dated as of                        , among                        , a company organized and existing under the laws of                        (the "Subsequent Guarantor"), a subsidiary of FIMEP, a société anonyme organized and existing under the laws of France (or its permitted successor) (the "Issuer"), the Issuer, and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 12, 2003, providing for the issuance of an aggregate principal amount of $350,000,000 of 10 1/2% Senior Notes due 2013 (the "Dollar Notes") and an aggregate principal amount of €277,500,000 of 11% Senior Notes due 2013 (the "Euro Notes", and together with the Dollar Notes, the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Trustee a supplemental indenture and notation of guarantee pursuant to which the Subsequent Guarantor shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

        1.    Capitalized Terms.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    Agreement to Guarantee.    The Subsequent Guarantor hereby agrees as follows:

          (a)   To jointly and severally Guarantee to each Holder of a Note, authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer under the Indenture or the Notes, that:

              (i)  the principal of, interest and premium, Additional Amounts, if any, and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and premium, if any, and if lawful, interest, Additional Amounts and Additional Interest of the Issuer to the Holders or the Trustee under the Indenture or the Notes or thereunder will be promptly paid in full in accordance with the terms hereof and thereof; and

             (ii)  in case of any extension of time of payment or renewal of any Notes, that same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Subsequent Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b)   The obligations of the Subsequent Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c)   The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

          (d)   Except as set forth in Section 5 hereof, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Subsequent Guarantor accepts all obligations of a Subsequent Guarantor provided for under the terms of the Indenture.

          (e)   The Subsequent Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Subsequent Guarantor under its Subsidiary Guarantee.

          (f)    As between the Subsequent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsequent Guarantor for the purpose of this Subsidiary Guarantee.

          (g)   The Subsequent Guarantor hereby confirms that it is its intention that the Subsidiary Guarantee of the Subsequent Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Insolvency Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee and the Subsequent Guarantor hereby irrevocably agree that after giving effect to such maximum amount and all other contingent and fixed liabilities of the Subsequent Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsequent Guarantor in respect of the obligations of such other Subsequent Guarantor, the obligations of the Subsequent Guarantor will be limited to the obligations of the Subsequent Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

        3.    Execution and Delivery.

          (a)   To evidence its Subsidiary Guarantee, the Subsequent Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be endorsed by an Officer of the Subsequent Guarantor on each Note authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of the Subsequent Guarantor by one of its Directors, its President or one of its Vice Presidents.

          (b)   The Subsequent Guarantor hereby agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          (c)   If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          (d)   Upon execution of this Supplemental Indenture, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsequent Guarantor.

        4.    Subsequent Guarantor May Consolidate, Etc. on Certain Terms.

          (a)   The Subsequent Guarantor shall not merge, consolidate, amalgamate or otherwise combine with or into or wind up into any Person (whether or not the Subsequent Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties directly or indirectly (through a sale of shares or assets or otherwise) in one or more related transactions, to any Person, unless:

              (i)  the Subsequent Guarantor is the surviving or resulting corporation, or the Person formed by or surviving any such merger, consolidation, amalgamation or other combination (if other than the Subsequent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is organized or existing under the laws of any state which is a member of the European Union, Canada, the United States of America, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the "Successor Company");

             (ii)  the Successor Company, if other than the Subsequent Guarantor, expressly assumes all the obligations of the Subsequent Guarantor under the Indenture, the Notes, the Supplemental Indenture and the Registration Rights Agreement pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

            (iii)  immediately after such transaction, no Default or Event of Default exists.

          (b)   In case of any such transaction that complies with Section 4(a), such Successor Company shall succeed to and be substituted for the Subsequent Guarantor with the same effect as if it had been named herein as a Subsequent Guarantor. Such Successor Company thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        5.    Releases.    Each Subsidiary Guarantee shall be automatically and unconditionally released and discharged:

          (a)   upon the unconditional release or discharge of the guarantee by such Subsequent Guarantor which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (b)   upon the full and final payment of all amounts payable by the Issuer under the Indenture and the Notes;

          (c)   subject to Section 5.01 of the Indenture, if all of the Share Capital of a Subsequent Guarantor (or any Holding Company of such Guarantor) is sold or otherwise disposed of to a person which is not an Affiliate (and any proceeds therefrom are applied), in each case, in compliance with covenant described in Section 4.10 of the Indenture;

          (d)   if (i) the shares of such Subsequent Guarantor (or any Holding Company of such Guarantor) are sold by or on behalf of the holders of Subsidiary Senior Debt pursuant to an enforcement action, (ii) such sale is made for all or substantially all cash, (iii) such sale is made pursuant to a public auction or otherwise is made for fair market value (taking into account the circumstances giving rise to the sale) and (iv) in connection with such sale, all claims of the holders of Subsidiary Senior Debt against the relevant Subsequent Guarantor are irrevocably and unconditionally released (and such liabilities and obligations are not assumed by the buyer or an Affiliate of the buyer) concurrently with such sale; or

          (e)   upon the Legal Defeasance or discharge of the Notes in accordance with Sections 8 and 11, respectively, of the Indenture.

        6.    No Recourse Against Others.    No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        7.    Subordination.    [To insert applicable subordination provisions, if applicable.]

        8.     THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        9.    Counterparts    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        10.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        11.    The Trustee.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Subsequent Guarantor and the Issuer.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,	[SUBSEQUENT GUARANTOR]
By:
Name: Title:
FIMEP SA
By:
Name: Title:
THE BANK OF NEW YORK, LONDON BRANCH, AS TRUSTEE
By:
Authorized Signatory

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CROSS-REFERENCE TABLE
TABLE OF CONTENTS
EXHIBIT A FORM OF NOTE
ASSIGNMENT FORM
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
EXHIBIT B FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
ANNEX A TO CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS